UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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TOBIRA THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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June 3, 2015

You are cordially invited to attend the 2015 Annual Meeting of Stockholders of Tobira Therapeutics, Inc. (formerly Regado Biosciences, Inc.) that will be held on Thursday, July 9, 2015 at 8:00 a.m. Pacific Time, at the offices of Tobira Therapeutics, Inc. at 701 Gateway Blvd, Suite 300, South San Francisco, California 94080.

Details regarding admission to the Annual Meeting and the business to be conducted are described in the accompanying proxy materials. Also included is a copy of our 2014 Annual Report describing the former business of Regado Biosciences, Inc. for the year ended December 31, 2014. We encourage you to read this information carefully.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or by mailing the enclosed proxy card. Voting over the Internet, by telephone or by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend in person. Please review the instructions in the proxy materials you received in the mail regarding each of these voting options.

Thank you for your ongoing support of Tobira.

Very truly yours,

Laurent Fischer, M.D.

Chief Executive Officer and Director

TOBIRA THERAPEUTICS, INC.

701 Gateway Blvd, Suite 300

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING

FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Thursday, July 9, 2015 at 8:00 a.m. Pacific Time.

Place:	The offices of Tobira Therapeutics, Inc. at 701 Gateway Blvd, Suite 300, South San Francisco, California 94080.

Items of Business:

(1)    To elect the three director nominees named in the proxy statement accompanying this notice to serve as Class II directors for a three-year term expiring at the annual meeting of stockholders in 2018 and until their successors are duly elected and qualified.

(2) To ratify the appointment of Ernst & Young LLP as Tobira Therapeutics, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

(3)    To approve amendments to and the material terms of our 2013 Equity Compensation Plan, including an increase in the number of shares reserved for issuance thereunder by 1,200,000 and, among other amendments, increases in or imposition of certain share limits under such plan.

(4) To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Adjournments and Postponements:	Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date:	You are entitled to vote if you were a stockholder of record as of the close of business on May 28, 2015.

Voting:	Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement and vote on the Internet or by telephone or submit your proxy card as soon as possible. For specific instructions on how to vote your shares, please refer to the section entitled “Questions and Answers About Procedural Matters.”

Our proxy statement for our 2015 annual meeting of Stockholders and, in compliance with securities rules, the 2014 annual report to stockholders on Form 10-K describing the former business of Regado Biosciences, Inc. for the year ended December 31, 2014 (together, the “Proxy Materials”) were mailed on June 3, 2015. The Proxy Materials also provide instructions on how to vote online, by telephone or by mail.

If you have any questions regarding this information or the proxy materials, please visit our website at www.tobiratherapeutics.com or contact our investor relations department at (650) 741-6625.

All stockholders are cordially invited to attend the annual meeting in person.

By order of the board of directors,

Laurent Fischer, M.D.

Chief Executive Officer and Director

This notice of annual meeting, proxy statement and accompanying proxy card are being made available on or about June 3, 2015.

Page
QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS	1

Annual Meeting	1
Stock Ownership	2
Quorum and Voting	2
Stockholder Proposals and Director Nominations	6
Additional Information about the Proxy Materials	7

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 9, 2015	7

PROPOSAL ONE: TO ELECT THREE DIRECTORS TO SERVE THREE-YEAR TERMS EXPIRING AT THE ANNUAL MEETING IN 2018 AND UNTIL THEIR SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED	8

General	8
Nominees	8
Information Regarding the Nominees and Other Directors	8

PROPOSAL TWO: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	14

General	14
Change in Certifying Accountant	14
Principal Accounting Fees and Services	14
Pre-Approval of Audit and Non-Audit Services	15

PROPOSAL THREE: AMENDMENTS TO THE TOBIRA THERAPEUTICS, INC. 2013 EQUITY COMPENSATION PLAN	17

Description of the 2013 Plan	18

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE 2013 Plan	24

New Plan Benefits and Grant Table	26

CORPORATE GOVERNANCE	27

Code of Conduct	27
Board Composition	27
Director Independence	27
Board Leadership Structure	27
Board Committees	28
Compensation Committee Interlocks and Insider Participation	30
Meetings of the Board of Directors	30
Stockholder Recommendations for Nominations to the Board of Directors	30
Board Oversight of Risk	30
Director Compensation	31
Communications with the Board of Directors	33

EXECUTIVE OFFICERS	34

TOBIRA THERAPEUTICS, INC.

701 Gateway Blvd, Suite 300

South San Francisco, California 94080

PROXY STATEMENT FOR 2015 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement is furnished in connection with solicitation of proxies by our board of directors for use at the 2015 annual meeting of stockholders (the Annual Meeting) to be held at 8:00 a.m. Pacific Time on Thursday, July 9, 2015, and any postponements or adjournments thereof. The Annual Meeting will be held at the offices of Tobira Therapeutics, Inc. at 701 Gateway Blvd, Suite 300, South San Francisco, California 94080. As used in this proxy statement, the terms “Tobira,” “we,” “us,” and “our” mean Tobira Therapeutics, Inc. and its subsidiaries unless the context indicates otherwise.

Note Regarding Our Recent Merger

On May 4, 2015, Tobira (formerly known as Regado Biosciences, Inc.) completed its merger with Tobira Development, Inc. (formerly known as Tobira Therapeutics, Inc.) (“Tobira Development”) in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of January 14, 2015, as amended on January 23, 2015 (the “Merger Agreement”), by and among the Tobira, Landmark Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of the Tobira (the “Merger Subsidiary”), Tobira Development, and Brent Ahrens, as Tobira Development’s stockholders’ agent. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Tobira Development, with Tobira Development surviving the merger as a wholly-owned subsidiary of Tobira (this transaction, the “Merger”).

QUESTIONS AND ANSWERS ABOUT PROCEDURAL MATTERS

Annual Meeting

Q:	Why am I receiving these proxy materials?

A:	Our board of directors is providing these proxy materials to you in connection with the solicitation of proxies for use at the Annual Meeting to be held on Thursday, July 9, 2015 at 8:00 a.m. Pacific Time, and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth herein. We intend to mail this Proxy Statement and accompanying proxy card on or about June 3, 2015 to all stockholders of record entitled to vote at the Annual Meeting.

Q:	What is included in the proxy materials?

A:	The proxy materials include:

•	This proxy statement for the Annual Meeting;

•	The 2014 Annual Report to Stockholders, which consists of the Annual Report on Form 10-K and the Amendment No. 1 on Form 10-K/A describing the former business of Regado Biosciences, Inc. for the fiscal year ended December 31, 2014; and

•	The proxy card and a voting instruction form for the Annual Meeting.

Q:	How can I get electronic access to the proxy materials?

A:	The Company’s proxy materials are available at http://www.astproxyportal.com/ast/20073 and at http://ir.tobiratherapeutics.com/. Our website address is included for reference only. The information contained on our website is not incorporated by reference into this proxy statement.

You can find directions on how to instruct us to send future proxy materials to you by email at http://www.astproxyportal.com/ast/20073. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by email will remain in effect until you terminate it.

Q:	What information is contained in this proxy statement?

A:	The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain of our executive officers, corporate governance, and certain other required information.

Q:	Where is the Annual Meeting?

A:	The Annual Meeting will be held at the offices of Tobira Therapeutics, Inc. at 701 Gateway Blvd, Suite 300, South San Francisco, California 94080. The telephone number at that location is (650) 741-6625.

Q:	Can I attend the Annual Meeting?

A:	You are invited to attend the Annual Meeting if you were a stockholder of record or a beneficial owner as of May 28, 2015. Admission will begin at 7:30 a.m. Pacific Time on the date of the Annual Meeting, and you must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of May 28, 2015. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted at the Annual Meeting. The meeting will begin promptly at 8:00 a.m. Pacific Time. Stockholders may request directions to our offices in order to attend the Annual Meeting by calling (650) 741-6625 or visiting http://www.tobiratherapeutics.com/contact/.

Stock Ownership

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Stockholders of record — If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC (AST), you are considered, with respect to those shares, the “stockholder of record,” and the proxy materials were provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote in person at the Annual Meeting.

Beneficial owners — Many Tobira stockholders hold their shares through a broker, trustee or other nominee, rather than directly in their own name. If your shares are held in a brokerage account or by a bank or another nominee, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials were forwarded to you by your broker, trustee or nominee who is considered, with respect to those shares, the stockholder of record.

As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since beneficial owners are not stockholders of record, you may not vote your shares in person at the Annual Meeting unless you follow your broker’s procedures for obtaining a legal proxy.

Quorum and Voting

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:

A quorum is the minimum number of shares required to be present at the Annual Meeting for the meeting to be properly held under our bylaws and Delaware state law. The presence, in person or by proxy, of a majority of the aggregate voting power of the issued and outstanding shares of stock entitled to vote at the meeting will constitute a quorum at the meeting. Except as otherwise expressly provided by the Certificate of Incorporation or by law, the holders of shares of common stock will vote together as a single class on all matters submitted to a vote or for the consent of the stockholders of Tobira. Each holder of common stock will have the right to one vote per share of common stock. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (“stockholder withholding”) with respect to a particular matter.

Under the General Corporation Law of the State of Delaware, abstentions and broker “non-votes” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting.

A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Q:	Who is entitled to vote at the Annual Meeting?

A:	Holders of record of our common stock at the close of business on May 28, 2015 (the Record Date) are entitled to receive notice of and to vote their shares at the Annual Meeting. As of the Record Date, we had 17,422,927 shares of common stock outstanding. In deciding all matters at the Annual Meeting, each holder of common stock of Tobira will be entitled to one vote for each share of common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in street name may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy card or following the voting directions described below, so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Stockholder of record — If you are a stockholder of record, there are three ways to vote without attending the Annual Meeting:

•	Via the Internet — You may vote by proxy via the Internet by following the instructions provided in the proxy card.

•	By Telephone — You may vote by proxy by telephone by calling the toll free number found on the proxy card.

•	By Mail — You may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Beneficial owners — If you are a beneficial owner holding shares through a bank, broker or other nominee, please refer to your proxy materials or other information forwarded by your bank or broker to see which voting options are available to you.

Q:	What proposals will be voted on at the Annual Meeting?

A:	At the Annual Meeting, stockholders will be asked to vote:

(1)	To elect the three directors identified in this proxy statement to serve as Class II directors until the annual meeting held in 2018 and until their successors are duly elected and qualified;

(2)	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

(3)	To approve amendments to, and the material terms of, our 2013 Equity Compensation Plan, including an increase in the number of shares reserved for issuance thereunder by 1,200,000 and among other amendments, increases in, or imposition of, certain share limits under such plan.

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposal One — The election of directors requires a plurality vote of the shares of common stock voted at the meeting. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” are elected as directors. As a result, any shares not voted “FOR” a particular nominee (whether as a result of stockholder withholding or a broker non-vote) will not be counted in such nominee’s favor.

Proposal Two — The affirmative vote of a majority of votes cast is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions will have the effect of a vote against this proposal and broker non-votes will have no effect on the outcome of this proposal.

Proposal Three — The affirmative vote of a majority of votes cast is required to approve the amendments to, and the material terms of, our 2013 Equity Compensation Plan, including an increase in the number of shares reserved for issuance thereunder by 1,200,000 and among other amendments, increases in, or imposition of, certain share limits under such plan. You may vote “FOR,” “AGAINST” or “ABSTAIN” on this proposal. Abstentions are deemed to be votes cast and have the same effect as a vote against this proposal. However, broker non-votes are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results on this proposal.

Q:	How does the board of directors recommend that I vote?

A:	Our board of directors unanimously recommends that you vote your shares:

•	“FOR” the three nominees for election as director listed in Proposal One;

•	“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015;

•	“FOR” the amendments to, and the material terms of, our 2013 Equity Compensation Plan, including an increase in the number of shares reserved for issuance thereunder by 1,200,000 and among other amendments, increases in, or imposition of, certain share limits under such plan.

Q:	What happens if I do not give specific voting instructions?

A:	Stockholder of record — If you are a stockholder of record and you:

•	Indicate when voting on the Internet or by telephone that you wish to vote as recommended by our board of directors; or

•	Sign and return a proxy card without giving specific voting instructions, then the persons named as proxy holders will vote your shares in the manner recommended by the board on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

Beneficial owners — If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions then, under applicable rules, the organization that holds your shares may generally vote on “routine” matters but cannot vote on “non-routine” matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, that organization will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole routine matter — the proposal to ratify the appointment of Ernst & Young LLP. Your broker will not have discretion to vote on the following “non-routine” matter absent direction from you: the election of directors and the amendments to, and the material terms of, our 2013 Equity Compensation Plan.

Please note that brokers may not vote your shares on the election of directors or the amendments to, and the material terms of, our 2013 Equity Compensation Plan in the absence of your specific instructions as to how to vote, so we encourage you to provide instructions to your broker regarding the voting of your shares.

Q:	What happens if additional matters are presented at the Annual Meeting?

A:	If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Q:	Can I change or revoke my vote?

A:	Subject to any rules your broker, trustee or nominee may have, you may change your proxy instructions at any time before your proxy is voted at the Annual Meeting.

If you are a stockholder of record, you may change your vote by (1) filing with our Corporate Secretary, prior to your shares being voted at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). A stockholder of record that has voted on the Internet or by telephone may also change his or her vote by later making a timely and valid Internet or telephone vote.

If you are a beneficial owner of shares held in street name, you may change your vote (1) by submitting new voting instructions to your broker, trustee or other nominee or (2) if you have obtained a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, by attending the Annual Meeting and voting in person.

Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or should be sent so as to be delivered to our principal executive offices, Attention: Corporate Secretary.

Q:	Who will bear the cost of soliciting votes for the Annual Meeting?

A:

We will bear all expenses of this solicitation, including the cost of preparing and mailing these proxy materials. We may reimburse brokerage firms, custodians, nominees, fiduciaries and other persons representing beneficial owners of common stock for their reasonable expenses in forwarding solicitation material to such beneficial owners. Directors, officers and employees of Tobira may also solicit proxies in person or by other means of communication. Such directors, officers and employees will not be additionally compensated but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. We may engage the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if retained, will not be significant. If you choose to access the proxy materials and/or vote through the Internet, you are responsible for any Internet access charges you may incur.

Q:	Is my vote confidential?

A:	Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Tobira or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from AST.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We intend to announce preliminary voting results at the Annual Meeting and will publish final results in a current report on Form 8-K within four business days after the Annual Meeting.

Stockholder Proposals and Director Nominations

Q:	What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit proposals, including director nominations, for consideration at future stockholder meetings.

Requirements for stockholder proposals to be considered for inclusion in our proxy materials — Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. In order to be included in the proxy statement for the 2016 annual meeting of stockholders, stockholder proposals must be received by our Corporate Secretary no later than January 30, 2016, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the Exchange Act).

Requirements for stockholder proposals to be brought before an annual meeting — In addition, our bylaws establish an advance notice procedure for stockholders who wish to present certain matters before an annual meeting of stockholders. In general, nominations for the election of directors may be made by our board of directors or any committee thereof or any stockholder, who is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting, who is entitled to vote at such meeting and who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below), which notice must contain specified information concerning the nominees and concerning the stockholder proposing such nominations.

Our bylaws also provide that the only business that may be conducted at an annual meeting is business that is (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of our board of directors, (2) otherwise properly brought before the meeting by or at the direction of our board of directors (or any committee thereto) or (3) properly brought before the meeting by a stockholder who has delivered written notice to our Corporate Secretary no later than the Notice Deadline (as defined below).

The “Notice Deadline” is defined as that date which is not less than 90 days nor more than 120 days prior to the one year anniversary of the previous year’s annual meeting of stockholders. As a result, the Notice Deadline for the 2016 annual meeting of stockholders is between March 11, 2016 and April 10, 2016.

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting does not appear to present his or her proposal at such meeting, we need not present the proposal for vote at such meeting.

Recommendation of director candidates — You may recommend candidates to our board of directors for consideration by our nominating and governance committee by following the procedures set forth below in “Corporation Governance — Stockholder Recommendations for Nominations to the Board of Directors.”

Q:	How may I obtain a copy of the bylaw provisions regarding stockholder proposals and director nominations?

A:	A copy of the full text of the bylaw provisions discussed above may be obtained by writing to our Corporate Secretary. A copy of our bylaws is posted on the Investors portion of our website at http://ir.tobiratherapeutics.com. All notices of proposals by stockholders, whether or not included in Tobira’s proxy materials, should be sent to our principal executive offices, Attention: Corporate Secretary.

Additional Information about the Proxy Materials

Q:	What does it mean if multiple members of my household are stockholders but we only received one full set of proxy materials in the mail?

A:	We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the proxy materials to multiple stockholders who share the same address unless we received contrary instructions from one or more of the stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written request, we will deliver promptly a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To receive a separate copy of the proxy materials, stockholders should send their requests to our principal executive offices, Attention: Corporate Secretary. Stockholders who hold shares in street name (as described below) may contact their brokerage firm, bank, broker-dealer, or other similar organization to request information about householding.

Q:	What is the mailing address for Tobira’s principal executive offices?

A:	Our principal executive offices are located at 701 Gateway Blvd, Suite 300, South San Francisco, CA 94080. The telephone number at that location is (650) 741-6625.

Any written requests for additional information, additional copies of the proxy materials and 2014 Annual Report, notices of stockholder proposals, recommendations for candidates to our board of directors, communications to our board of directors or any other communications should be sent to the address above.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 9, 2015.

The proxy statement and annual report to stockholders is available at http://www.astproxyportal.com/ast/20073.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Our board of directors may establish the authorized number of directors from time to time by resolution. Our board of directors is currently comprised of nine members who are divided into three classes with staggered three-year terms. A director serves in office until his respective successor is duly elected and qualified or until his earlier death or resignation. Our restated certificate of incorporation and amended and restated bylaws that are in effect authorize only our board of directors to fill vacancies on our board of directors until the next annual meeting of stockholders. Any additional directorships resulting from an increase in the authorized number of directors would be distributed among the three classes so that, as nearly as possible, each class would consist of one-third of the authorized number of directors. Your proxy cannot be voted for a greater number of persons than the number of nominees named in this proxy statement.

Nominees

Three Class II directors have been nominated for election at the Annual Meeting each for a three-year term expiring in 2018. Upon the recommendation of our nominating and governance committee, our board of directors has nominated Eckard Weber, M.D., Jeffrey H. Cooper and Gwen A. Melincoff for election as Class II directors. The term of office of each person elected as director will continue until such director’s term expires in 2018, or until such director’s successor has been duly elected and qualified.

Information Regarding the Nominees and Other Directors

Nominees for Class II Directors for a Term Expiring in 2018

Name	Age	Principal Occupation and Business Experience
Eckard Weber, M.D.	65	Dr. Weber has served as a director of Tobira since May 2015. Dr. Weber is a founder of Tobira Development, Inc. (formerly Tobira Therapeutics, Inc.) (“Tobira Development”) and served as a member of Tobira Development’s board of directors from its inception in 2007 until May 2015. Dr. Weber has served as a partner with Domain Associates, LLC since 2001. Dr. Weber has over 20 years of drug discovery and development experience. Dr. Weber also served as interim Chief Executive Officer and Chairman of the board of Sonexa Therapeutics, a seed-stage biopharmaceutical company from 2007 until June 2014. Dr. Weber also serves as chairman of the board at Ocera Therapeutics, Orexigen Therapeutics and Tragara Pharmaceuticals, and is a member of the board of directors of Adynxx and Domain Elite Holdings. Dr. Weber has been the founding Chief Executive Officer of multiple Domain Associates portfolio companies including Acea Pharmaceuticals, Ascenta Therapeutics, Calixa Therapeutics, Cytovia and Novacardia. Dr. Weber also served as chairman or member of the board of directors of a number of companies until their sale including Peninsula Pharmaceuticals (sold to Johnson & Johnson in 2005), Cerexa (sold to Forest Laboratories in 2007) and Calixa Therapeutics (sold to Cubist Therapeutics, Inc. in 2009). Dr. Weber also served as a member of the board of directors of Conforma Therapeutics (sold to Biogen-IDEC in 2006) and Cabrellis Pharmaceuticals (sold to Pharmion in 2006). Until 1995, Dr. Weber was a tenured Professor of Pharmacology at the University of California, Irvine. Dr. Weber is the inventor or co-inventor of numerous patents and patent applications and has

		published more than 130 papers in scientific periodicals. Dr. Weber received his German undergraduate degree from Kolping Kolleg in Germany and an M.D. from the University of Ulm Medical School in Germany. Dr. Weber received his postdoctoral training in neuroscience at Stanford University Medical School. Our board of directors determined that Dr. Weber should serve as a director based on his extensive business experience as an executive in industries serving pharmaceutical markets and his experience as a director. Dr. Weber currently serves on our nominating and governance committee.

Name	Age	Principal Occupation and Business Experience
Jeffrey H. Cooper	59	Mr. Cooper has served as a member of Tobira’s board of directors since May 2015, and previously served on Tobira Development’s board of directors from June 2014 to May 2015. Mr. Cooper currently serves as an independent consultant. Prior to his role as an independent consultant, Mr. Cooper served from November 2013 until December 2013 as a senior advisor and from July 2012 until October 2013 as Chief Financial Officer of biotechnology company KaloBios Pharmaceuticals, Inc. Prior to joining KaloBios, Mr. Cooper served from 2003 to May 2012 in positions of increasing responsibility at BioMarin Pharmaceutical, Inc., a publicly traded pharmaceutical company beginning as Vice President, Controller, to his most recent position as Senior Vice President and Chief Financial Officer from 2007 to May 2012. Prior to BioMarin, from 1995 to 1997 and 1998 to 2002, he served as Vice President of Finance at Matrix Pharmaceuticals where he was responsible for the financial management of the company. Earlier in his career, Mr. Cooper held numerous finance-related positions within the health care and pharmaceutical industries, including Corporate Controller at Foundation Health Systems and Director of Business Analysis at Syntex Corporation, a company he worked for from 1983 to 1995. Mr. Cooper received a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from Santa Clara University. Our board of directors determined that Mr. Cooper should serve as a director based on his experience as a senior executive in the life science industry, as well as his experience and skills relating to financial statement and accounting matters. Mr. Cooper currently serves on our audit committee and is chairman of the nominating and governance committee.

Name	Age	Principal Occupation and Business Experience
Gwen A. Melincoff	63	Ms. Melincoff has served as a member of Tobira’s board of directors since May 2015 and previously served on Tobira Development’s board of directors from June 2014 to May 2015. Since August 2014, Ms. Melincoff has served as Vice President, Business Development at BTG International Inc., a healthcare company. From September 2004 to December 2013, Ms. Melincoff was Senior Vice President of Business Development at pharmaceutical company Shire Plc. Prior to joining Shire, Ms. Melincoff was Vice President of Business Development at Adolor Corporation (now part of Cubist Pharmaceuticals, Inc.), a biopharmaceutical company focused on the development of pain management products. Earlier in her career, Ms. Melincoff worked for Eastman Kodak Company for over ten years in a number of their health care companies. Ms. Melincoff received a B.S. in Biology from The George Washington University and an M.S. in Management and Health Care Administration from Pennsylvania State University. Our board of directors determined that Ms. Melincoff should serve as a director based on her extensive business experience in the life sciences industry. Ms. Melincoff currently serves on our compensation committee.

Incumbent Class I Directors Whose Term Expires in 2017

Name	Age	Principal Occupation and Business Experience
Andrew J. Fromkin	48	Mr. Fromkin has served as a member of the Tobira board of directors since June 2014. Since April 2015, Mr. Fromkin has served as President and Chief Executive Officer of biopharmaceutical company Blend Therapeutics, Inc. Mr. Fromkin acted as a consultant and advisor to a variety of healthcare ventures and investors from 2012 until April 2015. Previously, Mr. Fromkin served as President, CEO and Director of Clinical Data, Inc. (CLDA), a biopharmaceutical and personalized diagnostics company, until CLDA was acquired by Forest Laboratories, Inc. in 2011. From 2000 to 2004, Mr. Fromkin held senior management roles at emerging healthcare companies, including President and Chief Executive Officer of DoctorQuality, Inc., a leading provider of patient safety and condition management products, which was acquired by Quantros, Inc., and President, Chief Executive Officer, and Director of Endo Surgical Devices, Inc., an early stage surgical device developer. From 1993 to 2000, Mr. Fromkin held two leadership positions with the industry’s leading prescription benefit management company Medco, which became Merck-Medco Managed Care, LLC after its acquisition by Merck & Co., Inc. Mr. Fromkin served as Vice President, Business Development (a Corporate Development function from 1995 to 2000) and Vice President, Sales to major health insurer, employer and government accounts. Mr. Fromkin began his career at Health Information Technologies, Inc., a leader in the then emerging field of electronic data interchange. There he held management positions including General Manager of MCA (a wholly owned subsidiary of Health Information Technologies) and Director, Marketing and Payer Alliances for the parent company. Mr. Fromkin holds a BA in Biology, pre-medical studies, from Brandeis University, cum laude. Our board of directors determined that Mr. Fromkin should serve as a director based on his experience as a senior executive in the life science industry, as well as his experience and skills relating to financial statement and accounting matters. Mr. Fromkin currently serves on our audit committee and as chairman of the compensation committee.

Name	Age	Principal Occupation and Business Experience
Patrick Heron	44	Mr. Heron has served as a member of Tobira’s board of directors since May 2015 and previously as a member of Tobira Development’s board of directors from March 2007 to May 2015. Mr. Heron is a General Partner with Frazier Healthcare Ventures, a venture capital firm focusing on the healthcare industry, which he joined in 1999. Prior to joining Frazier Healthcare Ventures, Mr. Heron worked at the management consulting firm McKinsey & Company. Before McKinsey, Mr. Heron held positions with Massachusetts General Hospital and biotechnology firm Cetus Corporation. Mr. Heron currently serves on the boards of a number of privately held companies. Mr. Heron received a B.A. in Political Science from the University of North Carolina at Chapel Hill and received an M.B.A. from Harvard Business School. Our board of directors determined that Mr. Heron should serve as a director based on his extensive business and venture capital experience in the life sciences industry. Mr. Heron currently serves on our compensation committee.

Name	Age	Principal Occupation and Business Experience
Carol L. Brosgart, M.D.	63	Dr. Brosgart has served as a member of Tobira’s board of directors since May 2015 and previously as a member of Tobira Development’s board of directors from September 2009 to May 2015. Dr. Brosgart served as Senior Advisor on Science and Policy to the Division of Viral Hepatitis at the Centers for Disease Control and prevention and to the Viral Hepatitis Action Coalition at the CDC Foundation from 2011 to 2013. Dr. Brosgart has also served as a member on the faculty of the School of Medicine at the University of California, San Francisco for the past three decades, where she is a Clinical Professor in the Division of Global Health and in Biostatistics and Epidemiology. From March 2011 until August 2011, Dr. Brosgart served as Chief Medical Officer at biotechnology company Alios BioPharma, Inc. Prior to Alios, Dr. Brosgart served as Senior Vice President and Chief Medical Officer of Children’s Hospital & Research Center in Oakland, California, from 2009 until February 2011. Previously, she served for eleven years, from 1998 until 2009, at biopharmaceutical company Gilead Sciences, Inc., where she held a number of senior management roles, most recently as Vice President, Public Health and Policy and earlier as Vice President, Clinical Research and Vice President, Medical Affairs and Global Medical Director, Hepatitis. Prior to Gilead, Dr. Brosgart worked for more than 20 years in clinical care, research and teaching at several Bay Area medical centers. She was the founder and Medical Director of the East Bay AIDS Center at Alta Bates Medical Center in Berkeley, California, from 1987 until 1998 and served as the Medical Director of Central Health Center, Oakland, California, of the Alameda County Health Care Services Agency. Dr. Brosgart has also served on the boards of privately held companies and public, not-for-profit organizations. Dr. Brosgart received a B.S. in Community Medicine from the University of California, Berkeley and received an M.D. from the University of California, San Francisco. Her residency training was in pediatrics, public health and preventive medicine at UCSF and UC Berkeley. Our board of directors determined that Dr. Brosgart should serve as a director based on her extensive business experience as an executive in the healthcare and life sciences industries. Dr. Brosgart currently serves on our nominating and corporate governance committee.

Incumbent Class III Directors Whose Term Expires in 2016

Name	Age	Principal Occupation and Business Experience
Dennis Podlesak	56	Mr. Podlesak is the current chairman of the board of directors of Tobira and has served as a member of the board since December 2007. Mr. Podlesak has been a partner of Domain Associates LLC since 2007. Domain is an exclusively life science focused venture capital firm. From 2007 to December 2009, Mr. Podlesak founded and served as chief executive officer of Calixa Therapeutics, Inc., a privately held biopharmaceutical company, which was acquired by Cubist Pharmaceuticals, Inc. in December 2009. Additionally, Mr. Podlesak was executive chairman of Corthera, Inc., a privately held biopharmaceutical company, which was acquired by Novartis AG in January 2010. Prior to Domain, from 2005 to 2007, Mr. Podlesak was a founder and chief executive officer of Cerexa, Inc., a privately held biopharmaceutical company, which was acquired by Forest Laboratories, Inc. in 2007. Prior to Cerexa, from 2004 to 2005, Mr. Podlesak served as the chief executive officer of Peninsula Pharmaceuticals, Inc., which was acquired by Johnson & Johnson in 2005.

		Prior to Peninsula, Mr. Podlesak served as senior vice president and led a North American business unit for Novartis AG, a multinational publicly held healthcare company, and as a member of Novartis’ pharmaceutical executive committee and global leadership team. Earlier in his career, Mr. Podlesak served as vice president and headed the CEC division of Allergan, Inc., a publicly held multi-specialty healthcare company, and as member of Allergan’s North American and global management team. Mr. Podlesak spent the first ten years of his career with SmithKline Beecham (now GlaxoSmithKline plc) where he was promoted to eight positions of increasing responsibility during his tenure with the company. Mr. Podlesak has also served as a director of Avanir Pharmaceuticals, Inc., a biopharmaceutical company which was acquired by Otsuka Pharmaceuticals Co., Ltd. in January 2015. He also currently serves as chairman of the board of directors of Adynxx, Inc., a privately held pharmaceutical company, and Syndax Pharmaceuticals, Inc., a privately held pharmaceutical company, and is a member of the board of directors of RightCare Solutions, Inc., a privately held healthcare technology company, DRI Holdings Limited, and its wholly owned subsidiary, DRI. Mr. Podlesak received a B.A. in business administration from Western Illinois University, holds an M.B.A. from Pepperdine and has completed post graduate work at the Wharton School, University of Pennsylvania. Our board of directors believes that Mr. Podlesak’s management experience and his life sciences industry experience, including his experience in finance, give him the breadth of knowledge and valuable understanding of our industry which qualify him to serve as a member of our board of directors.

Name	Age	Principal Occupation and Business Experience
Laurent Fischer, M.D.	51	Dr. Fischer has served as a member of Tobira’s board of directors and as its Chief Executive Officer since May 2015. Dr. Fischer previously served as a member of Tobira Development’s board of directors from April 2009 to May 2015, as Chief Executive Officer of Tobira Development from March 2014 to May 2015. Prior to joining Tobira Development full time he was Chairman and Chief Executive Officer of Jennerex, Inc. (now part of SillaJen, Inc.), a private, clinical-stage biotherapeutics company focused on oncolytic immunotherapy products for cancer, which he joined in 2012. Prior to Jennerex, Dr. Fischer was President and CEO of Ocera Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on the development and commercialization of therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was President and CEO of life sciences company Auxeris Therapeutics, Inc. from 2003 to 2005 and President and COO of technology company RXCentric.com, Inc. (now part of Allscripts Healthcare Solutions, Inc.) from 1999 to 2000 and Chief Medical Officer and Vice President of Corporate Development of medication management company MedVantx from 2001 to 2003. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997 to 1999. From 1995 to 1997, Dr. Fischer served as Medical Director for the Virology Group at healthcare company Hoffman-LaRoche, Ltd. Dr. Fischer received a Medical Degree from the University of Geneva and received a Doctorate in Medicine from the Geneva Medical School, Switzerland. Our board of directors determined that Dr. Fischer should serve as a director based on his position as our Chief Executive Office and his extensive management experience in the life sciences industry.

Name	Age	Principal Occupation and Business Experience
Pierre Legault, MBA, CA, CPA	54	Mr. Legault has served as a member of the Tobira board of directors since November 2013. Mr. Legault currently serves as chief executive officer of NephroGenex, Inc., a publicly-held biotechnology company focused on the treatment of diabetic kidney disease, a position he has held since October 2013. Mr. Legault formerly served as chief executive officer of Prosidion, Ltd., a mid-size U.K. biotechnology firm, and has also served as executive vice president, chief financial officer and treasurer of OSI Pharmaceuticals. He was also senior executive vice president and chief administrative officer of Rite Aid Corporation, and president of the Eckerd Group, where he had overall managerial responsibilities for the Brooks Eckerd operations in the U.S. Mr. Legault also held several senior positions with Sanofi-Aventis and predecessor companies, including president of worldwide dermatology operations. Mr. Legault was previously chairman of NephroGenex’s board from November 2012 to October 2013 and has been a member of NephroGenex’s board since November 2012. Mr. Legault also served on the boards of Forest Laboratories, Inc., NPS Pharmaceuticals, OSI Investment Holdings GMBH, Cyclacel Pharmaceuticals, Inc., The Jean Coutu Group (PJC) Inc. and several others. He studied at McGill University, University of Montreal (HEC) and the Harvard Business School, and holds a Six Sigma Green Belt, a BAA, MBA, CA and CPA diploma. Our board of directors determined that Mr. Legault should serve as a director based on his experience as a senior executive in the life science industry, as well as his experience and skills relating to financial statement and accounting matters. Mr. Legault currently serves as chairman of our audit committee.

There are no family relationships among any of our directors or executive officers. See “Corporate Governance” below for additional information regarding our board of directors.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE CLASS II NOMINEES NAMED ABOVE.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Our audit committee has appointed the firm of Ernst & Young LLP, independent registered public accountants, to audit our financial statements for the year ending December 31, 2015. Ernst & Young LLP has audited Tobira Development’s financial statements since Tobira Development’s inception on September 11, 2006. Grant Thornton LLP audited the financial statements of Regado Biosciences, Inc. for the year ended December 31, 2014.

Notwithstanding its selection and even if our stockholders ratify the selection, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the audit committee believes that such a change would be in the best interests of Tobira and its stockholders. At the Annual Meeting, the stockholders are being asked to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2015. Our audit committee is submitting the selection of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of Ernst & Young LLP will be present at the Annual Meeting and they will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders. Representatives of Grant Thornton LLP will not be present at the Annual Meeting.

If this proposal does not receive the affirmative approval of a majority of the votes cast on the proposal, the audit committee would reconsider the appointment.

Change in Certifying Accountant

At a meeting held on May 14, 2015, the audit committee of the board of directors approved the engagement of Ernst & Young LLP as its independent registered public accounting firm for the fiscal year ending December 31, 2015. At the same meeting, the audit committee of the board of directors of the Company approved the dismissal of Grant Thornton LLP (“Grant Thornton”) as independent registered public accounting firm of the Company effective May 14, 2015.

The reports of Grant Thornton on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company’s financial statements for each of the two fiscal years ended December 31, 2013 and December 31, 2014 and in the subsequent interim period through May 14, 2015, there were no disagreements with Grant Thornton on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Grant Thornton would have caused Grant Thornton to make reference to the matter in their report. There were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

No fees were paid by us for professional audit services and other services rendered by Ernst & Young LLP during the years ended December 31, 2013 and 2014.

The following table summarizes the fees for professional services rendered by Grant Thornton LLP, the previous independent registered public accounting firm of Tobira, for each of the last two fiscal years:

Fee Category	2014	2013
	(In thousands)
Audit fees	$287	$343
Audit-related fees	21	—
Tax fees	30	13
All other fees	—	—
Total fees	$338	$356

Audit Fees

Represents fees, including out of pocket expenses, for professional services provided in connection with the audit of Tobira annual audited financial statements, the review of its quarterly financial statements included in its Forms 10-Q, accounting consultations or advice on accounting matters necessary for the rendering of an opinion on its financial statements, services provided in connection with the offerings of its common stock and audit services provided in connection with other statutory or regulatory filings.

Audit-related Fees

Represents fees for assurance and related services that are reasonably related to the performance of the audit or review of Tobira financial statements and are not reported under the heading “Audit Fees” above. No audit-related fees were billed in 2013 and $21 thousand of such fees were billed in 2014.

Tax Fees

Tax fees are associated with tax compliance and tax planning related activities.

All Other Fees

All other fees are fees for products and services other than the services described above. No other fees were billed in 2013 or 2014.

Pre-Approval of Audit and Non-Audit Services

The audit committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. The audit committee has established a policy regarding pre-approval of all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board) to be provided to us by the independent auditor. However, the pre-approval requirement may be waived with respect to the provision of non-audit services for us if the “de minimus” provisions of Section 10A(i)(1)(B) of the Exchange Act are satisfied.

The audit committee has considered whether the provision of Audit-Related Fees, Tax Fees, and all other fees as described above is compatible with maintaining Grant Thornton LLP’s independence and has determined that such services for fiscal year 2014 were compatible. All such services were approved by the Audit Committee pursuant to Rule 2-01 of Regulation S-X under the Exchange Act to the extent that rule was applicable.

The audit committee is responsible for reviewing and discussing the audit financial statements with management, discussing with the independent registered public accountants the matters required in Auditing Standards No. 61, receiving written disclosures from the independent registered public accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the audit committee concerning independence and discussing with the independent registered public accountants their independence, and recommending to the board of directors that the audit financial statements be included in our annual report on Form 10-K.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

PROPOSAL THREE

AMENDMENTS TO THE TOBIRA THERAPEUTICS, INC. 2013 EQUITY COMPENSATION PLAN

Our board initially adopted, and our shareholders approved, our 2013 Equity Compensation Plan, or the 2013 Plan, in May 2013, which became effective upon the consummation of our initial public offering.

The 2013 Plan allows eligible individuals to develop a sense of proprietorship and personal involvement in the development and financial success of the Company and encourages them to devote their best efforts to the business of the Company, thereby advancing our interests and those of our stockholders. Our board approved certain amendments to our 2013 Plan on May 15, 2015, subject to stockholder approval, which we are seeking with this Proposal Three.

All numbers described in this Proposal Three have been adjusted to reflect the 1-for-9 reverse split of our common stock effected on May 4, 2015 in connection with the closing of the merger.

In this Proposal Three, our stockholders are being asked to approve the material terms of, and amendments to, our amended 2013 Plan, including approval of:

•	An increase in the number of shares available for issuance under the 2013 Plan by 1,200,000 shares;

•	A new 10-year term for the 2013 Plan and an extension of the automatic annual share reserve increase feature (the “evergreen”) through the end of such term;

•	An increase in the maximum number of awards that any participant may receive in any fiscal year, which limit is included in the 2013 Plan, so that certain awards granted thereunder may qualify as “performance-based compensation” under Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (referred to as the Code);

•	An increase in the number of shares that may be issued under the 2013 Plan over its ten-year term upon the exercise of incentive stock options;

•	The performance goals under our 2013 Plan for purposes of Section 162(m) of the Code; and

•	The imposition of a maximum value of awards that non-employee directors may receive in any fiscal year.

Should stockholder approval not be obtained, the proposed amendments to the 2013 Plan will not be implemented. The 2013 Plan will, however, continue in remain in effect, and stock options and other awards will continue to be granted under the 2013 Plan to all eligible participants, as in effect immediately prior to the amendments that are the subject of this Proposal Three, until all the shares available for issuance under the 2013 Plan have been issued, or until the 2013 Plan terminates on its currently scheduled expiration date in May 2023. However, without stockholder approval of these amendments to our 2013 Plan, certain awards granted thereunder may not qualify as performance-based compensation for purposes of Section 162(m) of the Code.

Under the U.S. federal tax laws, a publicly-held company such as Tobira Therapeutics, Inc. will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that the compensation exceeds $1 million per officer in any year. An exception to this loss deduction rule is available for compensation that qualifies as “performance-based compensation” under the tax laws. Among the conditions imposed on performance-based compensation is the requirement that such compensation be paid under a plan of which certain of its terms have received approval by the public company’s stockholders. To extend our ability to grant equity awards that qualify as performance-based compensation and to preserve our ability to deduct compensation amounts with respect to certain awards granted under the 2013 Plan to our executive officers, we are asking our stockholders to re-approve the material terms of the 2013 Plan. Such material terms include the employees eligible to receive the awards, a description of the business criteria on which various performance goals are based, and the maximum number of awards that can be granted to each employee per year. The complete list of all such business criteria is set forth below under “Performance-Based Compensation.” See also “Section 162(m) Considerations” below for additional details about these U.S. federal tax laws.

Approval of this Proposal Three will constitute approval of the list of performance goals, the annual share limitations under the 2013 Plan, and the other material terms of the 2013 Plan for the purposes of Section 162(m) of the Code.

Description of the 2013 Plan

The principal terms and provisions of the 2013 Plan, including the proposed amendments to the 2013 Plan, are summarized below. The summary, however, is not intended to be a complete description of all the terms of the 2013 Plan. To the extent there is a conflict between this summary and the 2013 Plan, as amended, the terms of the 2013 Plan, as amended, will govern. This summary is qualified in its entirety by reference to the complete text of the 2013 Plan, as amended, which is included as Appendix A of this proxy statement.

Share Reserve; Dilution. As of May 5, 2015, there were approximately 132,692 shares of common stock available for future grants under the 2013 Plan and approximately 541,622 shares subject to outstanding options previously granted either under the 2013 Plan or under the stock plan the Company operated prior to adoption of the 2013 Plan (our 2004 Equity Compensation Plan), which outstanding options constitute approximately 3.03% of our outstanding common stock as of May 5, 2015, and have a weighted average exercise price of $31.06 per share and a weighted average remaining term of 7.94 years.

If the stockholders approve this Proposal Three, then an additional 1,200,000 shares of common stock will become available for grant under the 2013 Plan and immediately following such approval we expect to have approximately 1,332,692 shares available for future grants under the 2013 Plan. Thereafter, additional shares will from time to time become available for grant under the 2013 Plan in the future upon cancellation or forfeiture of options previously granted under the 2013 Plan (see “Share Counting” below) or the 2004 Plan and upon increases in the available shares pursuant to the “annual evergreen” feature of the 2013 Plan (see “Evergreen” below).

In addition to the 2013 Plan, we also have outstanding options to purchase approximately 1,110,744 shares of common stock that were granted under the stock plans operated by Tobira Development prior to the merger (our 2007 Stock Plan and 2010 Stock Plan, which, collectively, we refer to as our “Prior Plans” and options granted under these plans as the “Prior Plan options”). These Prior Plan options were either granted by Tobira Development prior to, and assumed by us in connection with, the merger or were granted by us following the merger under the 2010 Stock Plan to our service providers eligible to receive grants under this assumed plan pursuant to Nasdaq listing rules. These Prior Plan options have a weighted average exercise price of $4.60 per share and a weighted average remaining term of 8.37 years. Whether or not our stockholders approve this Proposal Three, we may grant options to eligible service providers from time to time in the future under the 2010 Stock Plan consistent with the Nasdaq listing standards under which we are permitted to operate this legacy plan.

Evergreen. Pursuant to the 2013 Plan, the share reserve is scheduled to increase on January 1 of each year for the remainder of the term of the 2013 Plan, with the last such increase occurring on January 1, 2023, by the lesser of (a) 5% of the total number of shares of common stock outstanding on December 31 of the prior year or (b) a number determined by our board. The proposed amendment, however, would extend such automatic increases for an additional two years, with the last such automatic increase occurring on January 1, 2025. However, should the stockholders not approve this Proposal Three, the existing evergreen feature will continue in place for the remaining original term of the 2013 Plan, as described above.

Plan Limits. As amended, the 2013 Plan provides that no participant may receive options, stock appreciation rights (“SARs”), restricted shares, stock units, performance share awards, incentive bonus awards or other stock-based awards denominated in shares of our common stock covering more than 2,500,000 shares in one fiscal year. The 2013 Plan currently provides that no participant in any one fiscal year of the Company may be granted options, SARs, restricted shares, stock units, performance share awards, incentive bonus awards and other stock based awards denominated in shares of common stock with respect to more than 1,777,777 shares in the aggregate, which such limit will continue to apply if stockholders do not approve this Proposal Three. In addition, the maximum dollar value payable to any participant in one fiscal year with respect to awards that may be settled in cash or other property (other than shares of our common stock) is $2,000,000 (which such limit is not being amended).

Stockholder approval of this Proposal Three constitutes approval of the foregoing revised share limitations for purposes of Section 162(m) of the Code.

In addition, as amended, no more than 20,000,000 shares of common stock may be issued under the 2013 Plan upon exercise of incentive stock options, an increase from the 4,444,444 share limit that currently applies.

Further, if stockholders approve this Proposal Three, the 2013 Plan will impose a limit on the aggregate grant date fair value of awards that may be granted to our non-employee directors in any one fiscal year of the Company of $500,000, except that the grant date fair value of awards granted to newly appointed non-employee directors may not exceed $1,000,000 in the fiscal year of the Company in which such non-employee director is first appointed to our board. No such limits apply under the existing 2013 Plan.

Share Counting. In general, to the extent that any awards under the amended 2013 Plan are forfeited, terminate, expire or lapse without the issuance of shares, or if we repurchase the shares subject to awards granted under the 2013 Plan, those shares will again become available for issuance under the 2013 Plan, as will shares applied to pay the exercise or purchase price of an award or to satisfy tax withholding obligations related to any award. To the extent that an award is settled in cash rather than shares, the cash settlement will not reduce the number of shares available for issuance under the amended 2013 Plan.

Administration. In general, the compensation committee of our board administers the 2013 Plan. The term administrator, as used in this summary, means the compensation committee, our board, or any other person, to the extent acting with the scope of its administrative jurisdiction under the 2013 Plan. The administrator has discretion to make all decisions relating to the interpretation and operation of the 2013 Plan, including the discretion to determine who will receive an award, the type of award to grant, the number of shares covered by the award, vesting requirements, if any, and the other features and conditions of each award.

However, the 2013 Plan does not specifically authorize the administrator to (a) reduce the exercise price of any stock award after it has been granted, (b) cancel or allow the holder of a stock award to surrender the stock award in exchange for cash or a new stock award that has the effect of reducing the exercise price of an outstanding stock award, or (c) take any other action with respect to an outstanding stock award that would be treated as a repricing under Nasdaq rules, unless our stockholders have previously approved such an action.

Eligibility. Employees, members of our board who are not employees, and consultants are eligible to participate in the 2013 Plan. As of May 5, 2015, approximately 19 persons (including 4 executive officers and 8 non-employee directors) were eligible to participate in the 2013 Plan.

Types of Awards. The 2013 Plan provides for the following types of awards:

•	Options to purchase shares of our common stock;

•	SARs;

•	Restricted shares of our common stock (“restricted stock”);

•	Restricted stock units (“RSUs”); and

•	Incentive cash awards.

Fair Market Value. For purposes of establishing the option price and for all other valuation purposes under the 2013 Plan, the fair market value of a share of our common stock on any relevant date will in general be the closing price per share of common stock, as such price is reported on the Nasdaq Global Market, on the relevant date (such as the grant date).

Stock Options. A stock option gives the optionee a right to purchase shares of our common stock at a fixed price determined at the time the option is granted. Stock options are granted pursuant to stock option agreements adopted by the administrator. The administrator determines the terms and conditions of options granted under the 2013 Plan, including whether they are incentive stock options (“ISOs”) that may qualify for favorable tax treatment under Section 422 of the Code, or nonstatutory stock options (“NSOs”) that do not so qualify. The exercise price of options granted under the 2013 Plan may not be less than 100% of the fair market value of our common stock on the grant date.

Optionees may pay the exercise price in cash, by check or in such other manner as is acceptable to the administrator, provided that such consideration is permitted under the 2013 Plan and by applicable law.

Options vest at the time or times determined by the administrator. In most cases, options granted vest over the four-year period following the date of grant. Options generally expire 10 years after they are granted, except that they generally expire earlier if the optionee’s service terminates earlier and they may expire earlier upon certain events, such as upon a change in control.

Stock Appreciation Rights. A SAR allows a recipient to benefit from increases in the value of our common stock. SARs are granted pursuant to SAR agreements adopted by the administrator. The administrator determines the strike price of each SAR, which cannot be less than 100% of the fair market value of our common stock on the date of grant. Upon exercise of a SAR, we will pay the participant an amount equal to the product of (a) the excess of the per share fair market value of our common stock on the date of exercise over the strike price, multiplied by (b) the number of shares of our common stock with respect to which the SAR is exercised. This amount may be paid in shares of our common stock, cash, or any combination thereof. Each SAR may or may not be subject to vesting, and vesting, if any, shall occur at such times or upon satisfaction of such conditions specified by the administrator. SARs generally expire 10 years after they are granted, except that they generally expire earlier if the recipient’s service terminates earlier. The Company has not to date granted SARs under the 2013 Plan.

Restricted Stock. Restricted stock awards are granted pursuant to restricted stock agreements adopted by the administrator which include provisions regarding the number of shares the participant may be issued, the purchase price, if any, and the restrictions to which the shares will be subject. The Company may require the payment by the participant of a specified purchase price in connection with a restricted stock award, or may grant such award without requiring the recipient to pay any amount for the shares. The issued shares may either be immediately vested upon issuance or subject to vesting. Upon termination of the participant’s service, the shares issued pursuant to a restricted stock award may be subject to forfeiture to, or repurchase by, the Company on such schedule and terms as the administrator has provided. The Company has not to date granted restricted stock under the 2013 Plan.

RSUs. RSUs represent the right to receive the value of shares of our common stock at a specified date in the future. RSU awards are granted pursuant to RSU agreements approved by the administrator. Upon settlement, the shares, their cash equivalent, or any combination thereof are delivered to the recipient. No cash consideration is required in connection with the receipt of an RSU award. Each award of RSUs may or may not be subject to vesting tied to length of service or attainment of performance goals and may be settled immediately upon vesting or on a deferred basis. Dividend equivalents may be credited in respect of shares covered by an RSU. The Company has not to date granted restricted stock units under the 2013 Plan.

Performance-Based Compensation. The 2013 Plan is designed to allow the issuance of restricted stock, RSUs and cash awards that qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, if certain conditions are met. Accordingly, the compensation committee may structure restricted stock and RSUs so that they are only granted or vest upon the attainment of certain pre-established objective performance goals. The performance criteria that may be used by the compensation committee for awards of restricted stock or RSUs consist of the following metrics:

• pre-tax or after-tax income,	• net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income)

• operating income or profit,	• cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital

• earnings per share (basic or diluted)	• return on equity

• returns on sales or revenues	• return on invested capital or assets (gross or net)

• cash, funds or earnings available for distribution	• appreciation in the fair market value of the Common stock

• operating expenses	• implementation or completion of critical projects or processes

• return on investment	• total return to stockholders (meaning the aggregate Common stock price appreciation and dividends paid (assuming full reinvestment of dividends) during the applicable period)

• net earnings growth	• stock appreciation (meaning an increase in the price or value of the Common stock after the date of grant of an award and during the applicable period)

• related return ratios	• increase in revenues

• the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return	• net earnings

• changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common stock	• number of securities sold

• earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period

•    total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period)

• economic value created	• operating margin or profit margin

• share price or total shareholder return	• cost targets, reductions and savings, productivity and efficiencies

•    strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons

•    objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

• any combination of, or a specified increase or improvement in, any of the foregoing

Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria.

To the extent permitted by Section 162(m) of the Code, unless the compensation committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the compensation committee shall have the authority to make equitable adjustments to the performance goals in recognition of unusual or non-recurring events affecting the Company or any subsidiary or affiliate or the financial statements of the Company or any subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the performance measures described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

Approval of this Proposal Three includes approval of the above criteria for purposes of Section 162(m) of the Code.

Performance Cash Awards. Performance cash awards may be granted under the 2013 Plan that qualify as performance-based compensation that is not subject to the income tax deductibility limitations imposed by Section 162(m) of the Code, if the award is approved by the compensation committee and the grant or vesting of the award is tied solely to the attainment of performance goals during a designated performance period. To the extent a performance cash award is not intended to comply with Section 162(m) of the Code, the administrator may select other measures of performance. The Company has not to date granted cash awards intended to qualify as performance-based compensation under the 2013 Plan.

The maximum dollar value payable to any participant in one fiscal year with respect to awards that may be settled in cash or other property (other than shares of our common stock) is $2,000,000.

Approval of this Proposal Three includes approval of the above criteria for purposes of Section 162(m) of the Code.

Director Compensation. As amended, the aggregate grant date fair value of stock-based awards granted to non-employee directors of the Company may not exceed $500,000 in any one fiscal year of the Company, except that the grant date fair value of stock-based awards granted to newly appointed non-employee directors may not exceed $1,000,000 in the fiscal year of the Company in which such non-employee director is first appointed.

Stockholder approval of this Proposal Three constitutes approval of this limitation on the value of awards granted to our non-employee directors.

Capitalization Adjustments. In the event there is a specified change in our capital structure, such as a stock split, proportionate adjustments will be made to (a) the kind and number of shares reserved under the 2013 Plan (including the inducement sub-plan adopted pursuant thereto), (b) the numbers and kind of shares of common stock, units, or other rights subject to then outstanding awards, (c) the price for each share or unit or other right subject to then outstanding awards, (d) the performance measures or goals relating to the vesting of an award, (e) any other terms of an award that are affected by the event to prevent dilution or enlargement of a participant’s rights under an award and (f) with respect to awards intended to qualify under Code Section 162(m), the maximum number of awards denominated in shares of common stock that may be granted to a participant in any one fiscal year of the Company. On May 4, 2015, in connection with the closing of our merger with Tobira Development, Inc. (formerly known as Tobira Therapeutics, Inc.), we effected a 1-for-9 reverse split of our common stock, which triggered an adjustment as described in this paragraph, and which such adjustment is reflected in this discussion of our 2013 Plan.

Corporate Transactions. In the event that we are subject to a change in control, unless otherwise provided by an award agreement, upon or in anticipation of any such change in control, the administrator may, in its sole and absolute discretion, and without the need for the consent of any participant, take one or more of the following actions contingent upon the occurrence of such change in control:

•	cause outstanding stock options and SARs held by participants to become vested and immediately exercisable, in whole or in part;

•	cause restricted stock, RSUs, performance shares, performance units, incentive bonus award and any other award held by participants to become non-forfeitable, in whole or in part;

•	cancel any stock option or SAR in exchange for a substitute option in a manner consistent with the requirements of certain U.S. federal tax regulations;

•	cancel any restricted stock, RSUs, performance shares or performance units held by a participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation;

•	redeem any restricted stock held by a participant for cash and/or other substitute consideration with a value equal to the fair market value of an unrestricted share of common stock on the date of the change in control;

•	cancel any stock option or SAR held by a participant in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares of common stock subject to that stock option or SAR, multiplied by (B) the difference, if any, between the fair market value per share of common stock on the date of the change in control and the exercise price of that award;

•	cancel any RSU or performance unit held by a participant in exchange for cash and/or other substitute consideration with a value equal to the fair market value per share of common stock on the date of the change in control, provided that such cancelation and exchange does not violate certain U.S. federal tax regulations; or

•	make such other modifications, adjustments or amendments to outstanding awards or the 2013 Plan as the administrator deems necessary or appropriate.

For this purpose, a change in control includes:

•	Any person acquiring beneficial ownership 50% or more of either our total voting power or the then-outstanding shares of our common stock;

•	The sale or disposition of all or substantially all of our assets;

•	Any merger or consolidation of the company where our voting securities represent less than 50% of the total voting power of the surviving entity or its parent;

•	Replacement of a majority of the members of our board over any 24-month calendar period; or

•	The approval by our stockholders of any plan or proposal for our liquidation or dissolution.

Notwithstanding the foregoing, no event or condition will constitute a change in control if, as a result, a 20% tax would be imposed under Section 409A of the Code; provided, however, that such event or condition will continue to constitute a change in control to the maximum extent possible without causing the imposition of such 20% tax.

Changes in Control. At the time of the grant of an award, and as set forth in an applicable award agreement, the administrator may provide for the effect of a change in control on award. Such provisions may include any one or more of the following:

•	the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any award;

•	the elimination or modification of performance or other conditions related to the payment or other rights under an award;

•	provision for the cash settlement of an award for an equivalent cash value, as determined by the administrator; or

•	such other modification or adjustment to an award as the administrator deems appropriate to maintain and protect the rights and interests of the participant upon or following a change in control.

To the extent necessary for compliance with Section 409A of the Code, an award agreement shall provide that an award subject to the requirements of Section 409A that would otherwise become payable upon a change in control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

Amendment. Our board may amend or modify the 2013 Plan at any time. However, the approval of our stockholders is required for any amendment that

•	Materially increases the number of shares of common stock available for issuance under the 2013 Plan;

•	Materially expands the class of individuals eligible to receive awards under the 2013 Plan;

•	Materially extends the term of the 2013 Plan; or

•	Is necessary and desirable to comply with any applicable law, regulation or stock exchange rule.

Stockholder approval of this Proposal Three constitutes approval of an extension of the term of the 2013 Plan for a 10-year period following May 15, 2015.

Termination. Our board may, at any time and for any reason, terminate the 2013 Plan. Any stock awards outstanding at the time of such termination will remain in force in accordance with the provisions of the instruments evidencing such grants. If stockholders approve this Proposal Three, then if not sooner terminated, the 2013 Plan will terminate automatically in May 2025. However, if stockholders fail to approve this Proposal Three, then if not sooner terminated, the 2013 Plan will terminate automatically in May 2023 in accordance with its existing terms.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS GRANTED UNDER THE 2013 Plan

The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to participants and the Company with respect to stock awards granted under the 2013 Plan. This summary does not address state, local or foreign tax treatment, which may vary from the U.S. Federal income tax treatment. In any event, each participant should consult his or her own tax advisor as to the tax consequences of particular transactions under the 2013 Plan.

Incentive Stock Options. No taxable income is recognized by an optionee upon the grant of an ISO, and no taxable income is recognized at the time an ISO is exercised unless the optionee is subject to the alternative minimum tax. The excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares is includable in alternative minimum taxable income.

If the optionee holds the purchased shares for more than one year after the date the ISO was exercised and more than two years after the ISO was granted (the “required ISO holding periods”), then the optionee will generally recognize long-term capital gain or loss upon disposition of such shares. The gain or loss will equal the difference between the amount realized upon the disposition of the shares and the exercise price paid for such shares. If the optionee disposes of the purchased shares before satisfying either of the required ISO holding periods, then the optionee will recognize ordinary income equal to the fair market value of the shares on the date the ISO was exercised over the exercise price paid for the shares (or, if less, the amount realized on a sale of such shares). Any additional gain will be a capital gain and will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the optionee.

Nonstatutory Stock Options. No taxable income is recognized by an optionee upon the grant of an NSO. The optionee will generally recognize ordinary income in the year in which the option is exercised equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares. If the optionee is an employee or former employee, the optionee will be required to satisfy the tax withholding requirements applicable to such income. Upon resale of the purchased shares, any subsequent appreciation or depreciation in the value of the shares will be treated as short-term or long-term capital gain depending on how long the shares were held by the optionee.

Stock Appreciation Rights. In general, no taxable income results upon the grant of a SAR. A participant will generally recognize ordinary income in the year of exercise equal to the value of the shares or other consideration received. In the case of a current or former employee, this amount is subject to withholding.

Restricted Stock Awards. A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income when the shares vest, subject to withholding if the participant is an employee or former employee. The amount of taxable income is equal to the fair market value of the shares on the vesting date(s) less the cash, if any, paid for the shares. A participant may make a one-time election to recognize income at the time the participant receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award by making an election under Section 83(b) of the Code.

Restricted Stock Unit Awards. In general, no taxable income results upon the grant of an RSU. The recipient will generally recognize ordinary income (subject to withholding if the recipient is an employee or former employee) equal to the fair market value of the shares that are delivered to the recipient upon settlement of the RSU.

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award. In general, options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of our common stock at the time the option or stock appreciation right was granted. RSUs are subject to Section 409A unless they are settled within two and one half months after the end of the later of (i) the end of our fiscal year in which vesting occurs or (ii) the end of the calendar year in which vesting occurs. Restricted stock awards are not generally subject to Section 409A. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

Tax Treatment of the Company. The Company will generally be entitled to an income tax deduction at the time and to the extent a participant recognizes ordinary income as a result of an award granted under the 2013 Plan. However, Section 162(m) of the Code may limit the deductibility of certain awards granted under the 2013 Plan.

Section 162(m) Considerations. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to a company’s chief executive officer and three other highest compensated executive officers (other than the chief financial officer under current rules). Stock options and SARs are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or SAR is granted and (b) the plan under which the options are granted is approved by the stockholders and contains a limit on the number of options or SARs granted to any one individual under the plan during a specified period. Various other rules apply with regard to compensation committee independence and the procedures that must be followed by the committee in connection with performance-based awards that may be fully deducted under Section 162(m). Other stock awards, such as restricted stock and RSUs, must vest only upon the achievement of objective performance goals established in writing by the compensation committee while the outcome is substantially uncertain, the material terms of which have been approved by the stockholders, in order to qualify as performance-based compensation and be exempt from this limitation, as well as be granted under a plan and by a compensation committee that complies with these rules. The 2013 Plan includes certain annual limits, as described above, on the number of shares that may be granted to an individual under options, SARs, restricted stock, and RSU awards in order to comply with the Section 162(m) requirements. As described above, the 2013 Plan permits the grant of stock performance awards based on several different performance criteria, although the compensation committee reserves the right to grant awards under the 2013 Plan that do not qualify as performance-based compensation.

New Plan Benefits and Grant Table

Future awards to our directors, executive officers, employees and other eligible participants under the 2013 Plan are discretionary and not determinable at this time, other than awards provided for under our non-employee director program, as described below under “Director Compensation.”

The table below shows the number of shares of common stock for which options have been granted under the 2013 Plan since the date of its adoption by our board of directors on May 17, 2013, as to each of the executive officers named in the Summary Compensation Table contained in this proxy statement in the section entitled “Executive Compensation”, each nominee for election as a director and the various indicated groups. To date, only stock options have been granted under our 2013 Plan.

Name and Position	Number of Option Shares
Michael A. Metzger, Chief Executive Officer, President and Chief Operating Officer	141,282
David J. Mazzo, Former Chief Executive Officer	119,817
R. Don Elsey, Chief Financial Officer	38,099
Steven L. Zelenkofske, Former Senior Vice President, Clinical and Medical Affairs and Chief Medical Officer	44,702
Christopher P. Rusconi, Senior Vice President, Discovery/Preclinical Development and Chief Scientific Officer	49,155
Eckard Weber, M.D.	0
Jeffrey H. Cooper	0
Gwen A. Melincoff	0
All current executive officers as a group	0
All current directors who are not executive officers as a group	130,179
All current employees, including current officers who are not executive officers, as a group	0

We anticipate making additional option grants to our officers, employees and non-employee directors during the course of 2015 as our board and compensation committee continue to evaluate and adjust compensation in light of the closing of the merger and market compensation practices.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF AMENDMENTS TO, AND THE MATERIAL TERMS OF, THE TOBIRA THERAPEUTICS, INC. 2013 EQUITY COMPENSATION PLAN

CORPORATE GOVERNANCE

Code of Conduct

Our board of directors has adopted a code of conduct that applies to all of our employees, officers and directors, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. The full text of our code of conduct is posted on the Investors portion of our website at http://ir.tobiratherapeutics.com. We intend to disclose future amendments to, or waiver of, our code of conduct, at the same location on our website identified above.

Board Composition

Our business affairs are managed under the direction of our board of directors, which is currently composed of nine members. Eight of our directors are independent within the meaning of the listing rules of the NASDAQ Capital Market (Nasdaq). Our board of directors is divided into three classes with staggered three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Directors in a particular class will be elected for three-year terms at the annual meeting of stockholders in the year in which their terms expire. As a result, only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. Each director’s term continues until the election and qualification of his or her successor, or the earlier of his or her death, resignation or removal. The classification of our board of directors may have the effect of delaying or preventing changes in our control or management.

Director Independence

Our common stock is listed on the Nasdaq. The listing rules of this stock exchange generally require that a majority of the members of a listed company’s board of directors be independent. In addition, the rules of the Nasdaq require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that none of our non-employee directors has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the Nasdaq. The independent members of our board of directors will hold separate regularly scheduled executive session meetings at which only independent directors are present.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Each of Messrs. Legault, Fromkin and Cooper qualify as an independent director pursuant to Rule 10A-3.

Board Leadership Structure

We currently separate the positions of chairman of the board of directors and chief executive officer. Our board of directors is currently chaired by Mr. Podlesak. Separating the positions of chief executive officer and chairman of the board of directors allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board of directors to lead our board of directors in its fundamental role of providing independent advice to, and oversight of, management. Our board of directors believes that having an independent director serve as Chairman is the appropriate leadership structure for us at this time. Mr. Podlesak, as our Chairman, presides over separate regularly scheduled executive session meetings at which only independent directors are present.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and governance committee. Our board of directors and its committees set schedules for meeting throughout the year and can also hold special meetings and act by written consent from time to time, as appropriate. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each member of each committee of our board of directors qualifies as an independent director in accordance with Nasdaq listing standards. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on the Investors portion of our website at http://ir.tobiratherapeutics.com.

Audit Committee

During our fiscal year ended December 31, 2014, our audit committee held six meetings. Prior to the merger, the audit committee consisted of B. Jefferson Clark and Messrs. Legault and Fromkin. The members of our audit committee are currently Messrs. Legault, Fromkin and Cooper, each of whom is a non-employee member of our board of directors and can read and understand fundamental financial statements. Messrs. Legault, Fromkin and Cooper are each independent under the rules and regulations of the SEC and the listing standards of the Nasdaq applicable to audit committee members. Mr. Legault serves as chair of the audit committee. Our board of directors has determined that Mr. Legault qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of Nasdaq. The designation does not impose on Mr. Legault any duties, obligations or liabilities that are greater than are generally imposed on any other member of our audit committee and our board of directors.

Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

•	setting the compensation of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

•	preparing the annual audit committee report required by SEC rules;

•	coordinating internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	reviewing our policies with respect to risk assessment and risk management;

•	establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

•	meeting independently with management and our independent registered public accounting firm.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

During our fiscal year ended December 31, 2014, our compensation committee held two meetings. Prior to the merger, the compensation committee consisted of B. Jefferson Clark, P. Sherrill Neff and Mr. Fromkin. The members of our compensation committee are currently Messrs. Fromkin and Heron and Ms. Melincoff, each of whom is a non-employee member of our board of directors, including under applicable tax (IRC Section 162(m)) rules, and each of whom our board of directors has determined qualify as independent under Rule 10C of the Exchange Act and related Nasdaq listing standards. Mr. Fromkin serves as chair of the compensation committee and has done so since May 2014.

Our compensation committee assists our board of directors in the discharge of its responsibilities relating to the compensation of our executive officers. Our compensation committee’s responsibilities include:

•	reviewing and determining, or recommending to the board of directors for its determination, our chief executive officer’s compensation, and approving, in consultation with our chief executive officer, the compensation of our other executive officers;

•	overseeing the evaluation of our senior executives;

•	overseeing, administering, reviewing and making recommendations to the board of directors with respect to our incentive compensation and equity-based plans;

•	reviewing and making recommendations to the board of directors with respect to director compensation;

•	reviewing and discussing with management the compensation discussion and analysis required by SEC rules; and

•	provide the annual compensation committee report required by SEC rules.

Nominating and Governance Committee

During our fiscal year ended December 31, 2014, our nominating and governance committee held two meetings. Prior to the merger, the nominating and corporate governance committee consisted of Michael E. Mendelsohn, P. Sherrill Neff and Mr. Legault. The members of our nominating and governance committee are currently Mr. Cooper and Drs. Brosgart and Weber, each of whom is a non-employee member of our board of directors. Mr. Cooper and Drs. Brosgart and Weber are each independent under the listing standards of the Nasdaq applicable to nominating and governance committee members. Mr. Cooper serves as chair of the nominating and governance committee.

The nominating and corporate governance committee’s responsibilities include:

•	recommending to the board of directors the persons to be nominated for election as directors or to fill any vacancies on the board of directors, and to be appointed to each of the board’s committees;

•	developing and recommending to the board of directors corporate governance guidelines; and

•	overseeing an annual self-evaluation of the board of directors.

The nominating and corporate governance committee recruits and considers director candidates and presents qualified candidates to the full board of directors for consideration. There is no fixed process for identifying and evaluating potential candidates to be nominees for directors, and there is no fixed set of qualifications that must be satisfied before a candidate will be considered. Rather, the corporate governance and nominating committee has the flexibility to consider such factors as it deems appropriate. These factors may include education, general business and industry experience, ability to act on behalf of stockholders, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating board

Compensation Committee Interlocks and Insider Participation

As noted above, the compensation committee of our board of directors is currently comprised of Messrs. Fromkin and Heron and Ms. Melincoff. B. Jefferson Clark, Andrew J. Fromkin, P. Sherrill Neff and Dennis Podlesak served on our compensation committee during our fiscal year ended December 31, 2014. None of our executive officers serves, or served during our fiscal year ended December 31, 2014, as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or our compensation committee.

Meetings of the Board of Directors

The full board of directors met nine times during our fiscal year ended December 31, 2014. No director attended fewer than 75% of the total number of meetings of the board of directors and of any committees of the board of directors of which he or she was a member during our fiscal year ended December 31, 2014.

It is our policy that directors are invited and encouraged to attend our annual meetings of stockholders. We have scheduled our Annual Meeting on the same day as a regularly scheduled board of directors meeting in order to facilitate attendance by the members of our board of directors.

Stockholder Recommendations for Nominations to the Board of Directors

The nominating and corporate governance committee will consider director candidates recommended by stockholders. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. If a stockholder wishes simply to recommend a candidate for consideration as a nominee by the nominating and corporate governance committee, it should submit the recommendation to the nominating and corporate governance committee in writing to Tobira Therapeutics, Inc. 701 Gateway Blvd, Suite 300, South San Francisco, California 94080, Attention: Corporate Secretary. Assuming that appropriate information is provided for candidates recommended by stockholders, the nominating and corporate governance committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by members of the board or other persons, as described above and as set forth in its written charter.

Board Oversight of Risk

The positions of our chairman of the board and chief executive officer are separated. Although our Bylaws do not require our chairman and chief executive officer positions to be separate, our board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. Separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the board in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort and energy that the chief executive officer must devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the board’s oversight responsibilities continue to grow. Our board also believes that this structure ensures a greater role for the independent directors in the oversight of our Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of our board. The board has determined that our chairman is not independent within the meaning of The NASDAQ Marketplace Rules. As a result, we periodically consider the benefits of appointing a lead independent director, however to date, our board has chosen not to do so.

The board has overall responsibility for risk oversight, including, as part of regular board and committee meetings, general oversight of our officers’ management of risks relevant to the Company. A fundamental part of risk oversight is not only understanding the material risks a company faces and the steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the board in reviewing our business strategy is an integral aspect of the board’s assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for the Company.

While the full board has overall responsibility for risk oversight, the board has delegated oversight responsibility related to certain risks to committees of the board, including the audit committee. The audit committee is responsible reviewing our policies with respect to risk assessment and risk management, as well as coordinating our internal control over financial reporting, disclosure controls and procedures and code of conduct. The audit committee receives regular reports from officers responsible for oversight of particular risks within the company at its regularly scheduled meetings and other reports as requested by the audit committee from time to time.

Our board satisfies its overall responsibility through full reports by each committee chair, including the chair of the audit committee, regarding the committee’s considerations and actions, as well as through regular reports directly from relevant officers within the Company. Our board believes that full and open communication between management and the board is essential for effective risk management and oversight.

Our board believes its administration of its risk oversight function has not affected its leadership structure.

Director Compensation

Non-Employee Director Compensation Policy

Our board of directors approved a compensation policy for our non-employee directors that became effective upon consummation of our initial public offering in 2013. This policy has provided that the chair of our board of directors will receive an annual cash retainer of $120,000 (and will not receive any additional cash retainer), while each other non-employee director will receive an annual cash retainer of $40,000, as well as additional annual cash retainers based upon a director’s service as chair of the board or on board committees as follows:

•	$20,000 for the chair of our audit committee and $10,000 for each of the other members of this committee;

•	$15,000 for the chair of our compensation committee and $7,500 for each of the other members of this committee; and

•	$10,000 for the chair of our nominating and corporate governance committee and $5,000 for each of the other members of this committee.

All fees under the director compensation policy are paid on a quarterly basis in arrears and no per meeting fees will be paid. We will also reimburse non-employee directors for reasonable expenses incurred in connection with attending board and committee meetings.

In addition, our non-employee director compensation policy provides that each director is to receive on the date of his or her initial election to our board a stock option with a Black Scholes grant date value equal to $200,000 (an “Initial Option”) and that, on January 1 each year , each director is to receive a stock option with a Black-Scholes grant date value equal to $100,000 multiplied by a fraction, the numerator of which is the number of full months’ service as a director in the immediately preceding year, and the denominator of which is 12 (an “Annual Option”). Such Initial and Annual Options have an exercise price per share equal to the fair market value of our common stock on the date of grant, and each vests in full on the one-year anniversary of the date of grant. The following non-employee directors each received an Annual Option for 17,695 shares on January 1, 2015 under this program: Jesse Treu, Andrew Fromkin, B. Jefferson Clark, Michael Mendelsohn, Pierre Legault, Anton Gopka, Dennis Podlesak and P. Sherrill Neff. Messrs. Treu, Clark, Mendelsohn, Gopka and Neff no longer serve on the board of Directors of the Company.

To conserve shares under our 2013 Plan pending stockholder approval of a share increase to that plan sought pursuant to Proposal Three in this proxy statement, none of our non-employee directors received stock options in connection with or since the closing of the merger. In light of the closing of the merger, and in consultation with the compensation committee and its compensation consultant, our board of directors intends to re-evaluate our non-employee director compensation policy during the course of 2015 and, following such review, we anticipate that it will amend this policy and approve the grant of stock options to our non-employee directors in 2015.

On September 15, 2013, the Company entered into a consulting arrangement with the Mendelsohn Consulting Group, LLC pursuant to which the Company has paid $10,000 per month for consulting services provided by Dr. Mendelsohn. This agreement terminated pursuant to its terms on March 31, 2014.

Non-Employee Director Compensation — 2014

The following table sets forth information about the compensation of the non-employee members of our board of directors who served as a director during our fiscal year ended December 31, 2014.

The following table summarizes the annual compensation for our non-employee directors during 2014. Because SEC rules require us to disclose this information as of the end of our last fiscal year, and because the merger was consummated in May 2015, at which time our board composition changed, some of the individuals listed in the table below are no longer serving on our board.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
Dennis Podlesak	120,000	11,042	131,042
B. Jefferson Clark*	64,742	11,042	75,784
Andrew Fromkin	17,218	51,000	68,218
Anton Gopka*	30,000	11,042	41,042
Pierre Legault	46,497	5,521	52,018
Michael E. Mendelsohn*	70,833	5,521	76,354
P. Sherrill Neff*	64,679	11,042	75,721
Jesse Treu*	58,690	11,042	69,732
Raphael Wisniewski**	24,780	11,042	35,822

*	Resigned effective May 4, 2015.
**	Resigned effective June 12, 2014.
(1)	Represents the aggregate grant date fair value for grants made in 2014 computed in accordance with FASB ASC Topic 718. The assumptions we used in valuing options are described in note 10 to our financial statements included in this annual report on Form 10-K. As of December 31, 2014:

•	Mr. Podlesak held options to purchase 9,604 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Mr. Clark held options to purchase 9,604 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Mr. Fromkin held options to purchase 51,000 shares at a weighted average exercise price of $6.47 per share, of which 25,500 shares had vested.

•	Mr. Gopka held options to purchase 9,604 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Mr. Legault held options to purchase 4,820 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Dr. Mendelsohn held options to purchase 4,820 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Mr. Neff held options to purchase 9,604 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Dr. Treu held options to purchase 9,604 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

•	Mr. Wisniewski held options to purchase 9,604 shares at a weighted average exercise price of $4.77 per share, of which 0 shares had vested.

Communications with the Board of Directors

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, and subject to advice from legal counsel, the Secretary of the Company is primarily responsible for monitoring communications from stockholders and for providing copies or summaries of such communications to the board as he considers appropriate.

Communications from stockholders will be forwarded to all directors if they relate to important substantive matters or if they include suggestions or comments that the Secretary considers to be important for the board to know. Communication relating to corporate governance and corporate strategy are more likely to be forwarded to the board than communications regarding personal grievances, ordinary business matters, and matters as to which the Company tends to receive repetitive or duplicative communications.

Stockholders who wish to send communications to the board should address such communications to: The Board of Directors, Tobira Therapeutics, Inc. 701 Gateway Blvd, Suite 300, South San Francisco, California 94080, Attention: Corporate Secretary.

EXECUTIVE OFFICERS

The following table provides information concerning our executive officers as of May 15, 2015:

Name	Age	Position(s)
Laurent Fischer, M.D.	51	Chief Executive Officer and Director
Éric Lefebvre, M.D.	51	Chief Medical Officer
Christopher Peetz	36	Chief Financial Officer
Helen Jenkins	51	Chief Operating Officer

Laurent Fischer, M.D. See biographical information set forth above under “Proposal One — Election of Directors — Information Regarding the Nominees and Other Directors.”

Éric Lefebvre, M.D., has served as Tobira’s Chief Medical Officer since May 2015 and previously served as Tobira Development’s Chief Medical Officer from January 2012 to May 2015. Prior to joining Tobira Development , Dr. Lefebvre served as the Global Medical Affairs Leader from 2007 to 2011 and Global Clinical Research and Development Leader, Virology (HIV and HCV) from 2003 to 2007 at Janssen Pharmaceuticals (formerly Tibotec Pharmaceuticals, Ltd), a Johnson & Johnson Services, Inc. company. From 2001 until 2003, Dr. Lefebvre served as Medical Affairs Director, HIV, HSV and Vaccines at GlaxoSmithKline, Inc. Canada. Dr. Lefebvre’s career in the industry was preceded by 15 years of providing primary care and conducting clinical research in HIV and hepatitis at Clinique Médicale L’Actuel in Montréal, Canada. Dr. Lefebvre received an M.D. from the University of Montréal and received his undergraduate degree Health Sciences from Édouard-Montpetit College.

Christopher Peetz has served as Tobira’s Chief Financial Officer and head of corporate development since May 2015 and previously served as Tobira Development’s Chief Financial Officer and head of corporate development from March 2014 to May 2015. Prior to joining Tobira Development, Mr. Peetz was Vice President, Finance & Corporate Development at Jennerex, Inc. (now part of SillaJen, Inc.), which he joined in 2012. Prior to Jennerex, Mr. Peetz served in a variety of roles at biopharmaceutical company Onyx Pharmaceuticals, Inc. (now part of Amgen USA Inc.), most recently as Senior Director, Marketing from 2011 to 2012, as Senior Director, Corporate Development & Strategy from 2010 to 2011, as Director, Strategic Planning from 2008 to 2010 and as Director, Finance from 2007 to 2008. Prior to Onyx Pharmaceuticals, Inc., Mr. Peetz provided merger and acquisition advisory services at LaSalle Corporate Finance, a part of ABN AMRO Bank N.V., and held positions at biopharmaceutical company Abgenix, Inc. (now part of Amgen USA Inc.) and biotechnology company Solazyme, Inc. Mr. Peetz received a B.S.B.A. from Washington University in St. Louis and received an M.B.A. from Stanford Graduate School of Business.

Helen Jenkins has served as Tobira’s Chief Operating Officer since May 2015 and previously served as Tobira Development’s Chief Operating Officer from March 2014 to May 2015. Previously, Ms. Jenkins served as Tobira Development’s Senior Vice President, Development Operations, since August 2011. Prior to joining Tobira Development, Ms. Jenkins served from 2007 until 2011 as Executive Vice President, Chief Operating Officer and Chief Financial Officer at biopharmaceutical company Nuon Therapeutics, Inc. From 2000 until 2007, Ms. Jenkins served as Senior Vice President, Development Operations at biopharmaceutical company Saegis Pharmaceuticals, Inc. Previously, Ms. Jenkins held a variety of roles at biotechnology companies Genentech, Inc., Valentis, Inc. and Glycomed Incorporated. Ms. Jenkins received a B.S. in Biochemistry from California Polytechnic State University, San Luis Obispo and an M.A. in Cellular and Molecular Biology from San Francisco State University.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2014 and December 31, 2013, the compensation awarded to or earned by our principal executive officer, former principal executive officer, our two other most highly compensated executive officers who were serving as executive officers as of December 31, 2014, and a former executive officer who would have been one of our two other most highly compensated executive officers had he remained in service through December 31, 2014. The persons listed in the following table are referred to herein as the “named executive officers.” Because SEC rules require us to disclose this information as of the end of our last fiscal year, and because the merger took place in May 2015, this executive compensation section relates to persons who were executive officers of Regado, prior to its merger with Tobira Development. We note that each of these named executive officers resigned on or prior to the closing of the merger.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Option Awards ($) (1)	All Other Compensation ($)		Total ($)
Michael A. Metzger	2014	415,250		180,000		328,474	—		923,724
Chief Executive Officer, President and Chief Operating Officer(*)	2013	28,688		150,000		779,081	—		957,769
David J. Mazzo	2014	402,434	(2)	—		375,336	138,890	(3)	916,660
Former Chief Executive Officer	2013	465,825		209,621		1,094,101	14,092		1,783,639
R. Don Elsey	2014	230,685	(4)	57,167	(5)	595,056	—		882,908
Chief Financial Officer
Steven L. Zelenkofske	2014	388,978	(6)	—		156,390	109,630	(7)	654,998
Former Senior Vice President, Clinical and Medical Affairs and Chief Medical Officer	2013	375,000		131,250		442,120	—		948,370
Christopher P. Rusconi	2014	320,945		—		152,220	—		473,165
Senior Vice President, Discovery/Preclinical Development and Chief Scientific Officer	2013	309,561		108,346		117,375	—		535,282

(*)	In connection with the merger, Mr. Metzger resigned as chief executive officer, president and chief operating officer effective as of May 4, 2015.
(1)	These amounts have been calculated in accordance with ASC Topic 718. Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For a discussion of the assumptions relating to our valuations of these stock options, please see Note 11 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC on February 12, 2015. These amounts reflect our accounting expense for these stock options and do not correspond to the actual value that may be recognized by the named executive officers.
(2)	Dr. Mazzo departed the company in October 2014. Dr. Mazzo’s base salary in 2014 was $482,920. The amounts reflected in the table above reflect his partial year of service 2014.
(3)	Of such amount, $120,886 represents vacation payouts that we paid to Dr. Mazzo in connection with his departure, $4,024 represents severance benefits that we paid to Dr. Mazzo in 2014 connection with his departure, and $13,980 represents premiums for supplemental life insurance for the benefit of Dr. Mazzo and the related tax gross up benefit during 2014.
(4)	Mr. Elsey commenced employment on May 5, 2014. Represents salary paid from May 5, 2014 to December 31, 2014.
(5)	Represents the pro rata portion of Mr. Elsey’s bonus for his partial year of service in 2014.

(6)	Dr. Zelenkofske departed the company in November 2014, but continued to provide transition services through the end of 2014. Dr. Zelenkofske’s base salary in 2014 was $388,978. The amounts reflected in the table above reflect his partial year of service in 2014, plus his payment during the transition service period.
(7)	Represents vacation payouts that we paid to Dr. Zelenkofske in connection with his departure.

Annual Base Salary

The compensation of our named executive officers is generally determined by our board, based upon recommendations from the compensation committee of our board. The following table sets forth the base salaries for the fiscal year ended December 31, 2014, for our named executive officers:

Name	2014 Base Salary
Michael A. Metzger	$450,000	(1)
David J. Mazzo	$482,920
R. Don Elsey	$350,000
Steven L. Zelenkofske	$388,978
Christopher P. Rusconi	$320,945

(1)	In connection with Mr. Metzger’s appointment as the Company’s Chief Executive Officer effective October 9, 2014, Mr. Metzger’s annual base salary was increased from $405,000 to $450,000.

Annual Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual cash bonuses. The annual performance-based bonus each named executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary, and an assessment of individual and corporate performance by our board of directors. Pursuant to their employment agreements, each named executive officer has a target bonus represented as a percentage of base salary, or a target bonus percentage, each of which is set forth below:

Name	Target bonus
Michael A. Metzger	50	%(1)
David J. Mazzo	50%
R. Don Elsey	35%
Steven L. Zelenkofske	35%
Christopher P. Rusconi	35%

(1)	In connection with Mr. Metzger’s appointment as the Company’s Chief Executive Officer effective October 9, 2014, Mr. Metzger’s target bonus was increased from 40% to 50%.

Long-Term Incentive Compensation

Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our stockholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers and annual retention grants at or shortly following the end of each year.

Information regarding accelerated vesting provisions for our named executive officers is discussed below under “—Employment Agreements, Severance and Change in Control Arrangements.”

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees. Generally, we do not provide perquisites or personal benefits to our named executive officers. We did, however, pay the premiums for supplemental life insurance for the benefit of Dr. Mazzo and the related tax gross up benefit.

401(k) Plan

As of the first day of the month following their hire date, all of our employees become eligible to participate in our 401(k) plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Code. Pursuant to our 401(k) plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $17,500 in 2014 (additional salary deferrals not to exceed $5,500 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) plan. In general, eligible compensation is defined as compensation as reflected in each employee’s Form W-2. Prior to the 2015 Plan Year, we have elected to match participant elective deferrals in an amount equal to 50% of such elective deferrals up to 3% of each participant’s total compensation for the Plan Year. This elective match was made to all plan participants including any named executive officers who participate. Our aggregate 401(k) match expense for the year ended December 31, 2014 was $101,679. We are evaluating such participant elective deferral match with respect to the 2015 Plan Year. The 401(k) plan currently does not offer the ability to invest in our securities.

Outstanding Equity Awards at Year End

The following table sets forth certain information, on an award-by-award basis, concerning outstanding equity awards for each named executive officer as of December 31, 2014.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date(1)
Michael A. Metzger	27,125	21,097	43.29	12/15/2023	(2)
	32,958	60,100	7.65	12/02/2024	(3)
David J. Mazzo	18,088	43,929	36.00	12/31/2023
	3,131	—	34.56	4/25/2022	(4)
	16,866	—	40.59	4/30/2020
	14,970	—	112.77	8/01/2018
	1,117	—	105.21	12/08/2018
R. Don Elsey	12,731	15,046	57.24	5/5/2024	(5)
Steven L. Zelenkofske	7,309	17,751	36.00	12/31/2023	(6)
	889	1,105	34.56	4/25/2022	(7)
	4,795	—	40.59	4/30/2020
	4,574	—	105.21	1/15/2019
Christopher P. Rusconi	1,663	—	30.06	12/20/2015
	2,027	—	42.93	12/31/2015
	998	—	97.74	2/21/2017
	2,476	—	97.74	6/6/2017
	1,515	—	97.74	6/6/2017
	523	—	112.77	8/1/2018
	2,803	—	112.77	8/1/2018
	540	—	105.21	12/8/2018
	1,621	—	105.21	12/8/2018
	3,333	—	40.59	4/30/2020
	12,011	—	40.59	4/30/2020
	2,848	—	34.56	4/25/2022

(1)	Unless otherwise indicated, each option to purchase our common stock vests as to 25% of the shares underlying such option on the first anniversary of the grant date of such option and 2.083% of the shares underlying each option vest each month thereafter. Each of these options has a ten-year term from the date of grant.
(2)	Such option vested as to 25% on December 16, 2013 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. This option has a ten-year term from the date of grant.
(3)	Such option vested as to 25% on December 3, 2014 and vests as to 2.083% of the shares in equal monthly installments over a 36 month period on the ninth day of each calendar month, commencing on November 9, 2014. This option has a ten-year term from the date of grant.
(4)	Such option vested as to 25% on May 25, 2012 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. Each of these options has a ten-year term from the date of grant.
(5)	Such option vested as to 25% on May 5, 2014 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. Each of these options has a ten-year term from the date of grant.
(6)	Such option vested as to 25% on August 27, 2013 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. Each of these options has a ten-year term from the date of grant.
(7)	Such option vested as to 25% on September 28, 2011 and vests as to 2.083% of the shares in equal monthly installments over the subsequent 36 months. Each of these options has a ten-year term from the date of grant.

Employment Agreements, Severance and Change in Control Arrangements – Regado Executives

Mr. Metzger

On December 3, 2014, we entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) effective as of October 9, 2014, upon Mr. Metzger’s appointment as Chief Executive Officer, which superseded our prior employment agreement with him.

Pursuant to the terms of the Amended Employment Agreement, Mr. Metzger was paid a base salary of $450,000 and was eligible to receive an annual cash bonus equal to 50% of his base salary. In addition, in lieu of such cash bonus for the 2015 calendar year, Mr. Metzger received a one-time performance bonus equal to $450,000, which was contingent on the consummation of the merger.

In addition, also pursuant to the terms of his Amended Employment Agreement, in connection with his resignation on May 4, 2015, Mr. Metzger received a lump-sum cash severance payment equal to the sum of (x) $450,000, equal to 12 months of his base salary plus (y) $225,000. Further, on the closing of the merger, Mr. Metzger also received a lump-sum cash payment of approximately $51,786, representing the estimated cost of his premiums under COBRA for 12 months plus a tax gross-up. Such additional payment was in lieu of the Company’s obligation to pay Mr. Metzger’s COBRA premiums for 12 months provided for under the Amended Employment Agreement. All of such payments were contingent on Mr. Metzger’s execution and non-revocation of a general release of claims against us. Finally, also pursuant to Mr. Metzger’s Amended Employment Agreement, all of Mr. Metzger’s unvested stock options vested and became exercisable in connection with his resignation. In connection with the merger, our board of directors amended each outstanding option held by Mr. Metzger to extend the post-termination exercise period of each such option until the earliest of two years from the date of his termination, the original stock option expiration date, or Mr. Metzger’s termination for cause.

Mr. Metzger’s Amended Employment Agreement contained a “modified cutback” provision, which provides that if any of the payments that Mr. Metzger received in connection with the merger constitutes a parachute payment under Section 280G of the Code, the parachute payments would be reduced so that the maximum amount of the payments after the reduction would be one dollar less than the amount that would cause the payments to be subject to the excise tax under Code Section 4999, provided that such payments would only be reduced to the extent that the after-tax value of the amounts received after such deduction would exceed the after-tax value of the amounts received without application of such reduction.

Dr. Mazzo

In connection with his resignation as Chief Executive Officer, on November 13, 2014, we entered into a separation and general release agreement with Dr. Mazzo. Pursuant to such agreement, we agreed to pay him $724,380, representing twelve months of his base salary and 100% of his target cash bonus, and to pay his premiums under COBRA for 12 months. The post-termination exercise period of stock options held by Dr. Mazzo was extended to twenty-four months following his last day of employment, which was October 31, 2014. All of such payments and benefits were contingent on Dr. Mazzo’s execution and non-revocation of a general release of claims against us.

Mr. Elsey

On January 3, 2015, Mr. Elsey notified us that he would resign as the Company’s Senior Vice President, Finance and Chief Financial Officer, effective February 6, 2015. In connection with his resignation, we entered into a consulting agreement and a separation and general release agreement pursuant to which Mr. Elsey agreed to provide services to us as our principal accounting and financial officer through the earlier of May 31, 2015, or our consummation of certain material corporate transactions (with respect to which the merger qualified), unless earlier terminated or extended. Pursuant to these agreements, we paid Mr. Elsey a lump-sum cash bonus of $75,000 on or about February 28, 2015, upon completion and filing of our proxy statement and annual report by such date and an additional lump-sum cash bonus of $50,000 upon consummation of the merger. Additionally, these agreements provided for full accelerated vesting of an option to purchase 10,322 shares of our common stock, granted to him in January 2015, upon the consummation of the merger, continued vesting in accordance with their terms of all stock options held by him while he remained a consultant, and extended the post-termination exercise period of all vested stock options until the date that is twelve months following the last day of his service as our consultant.

Prior to his resignation, our agreement with Mr. Elsey provided for, among other things: (i) an initial annual base salary of $350,000, (ii) eligibility for an annual target cash bonus of up to 35% of his annual base salary, (iii) reimbursement of reasonable expenses for travel between his place of residence in Maryland and our office in Basking Ridge, New Jersey, and lodging in the Basking Ridge area, of up to $25,000 per year, and (iv) in the event we terminated Mr. Elsey’s employment without cause or Mr. Elsey resigned for good reason within 12 months following a change in control, cash severance payments equal to the sum of 12 months’ base salary plus his target annual bonus and continuation of his health insurance benefits for 12 months. In addition, if, within 12 months following our change in control, Mr. Elsey were terminated without cause or resigned for good reason then all of his then-unvested options and other equity awards held at the time of such termination occur would become fully vested as of his termination date.

Mr. Zelenkofske

On October 31, 2014, Mr. Zelenkofske notified us that he was resigning as our Senior Vice President, Clinical and Medical Affairs and Chief Medical Officer, effective November 7, 2014. Mr. Zelenkofske provided certain consulting services to us following the effective date of his resignation through December 31, 2014.

Christopher Rusconi

On December 31, 2014, we entered into a separation and general release agreement with Mr. Rusconi, our then-Vice President of Discovery/Preclinical Development and Chief Scientific Officer, whose last day of employment was December 31, 2014. Under the terms of such agreement, we were obligated to pay the portion of Mr. Rusconi’s COBRA premiums equal to the amount we had previously paid towards his healthcare coverage until the earliest of December 31, 2015; the date Mr. Rusconi became eligible for group health insurance coverage through a new employer; or the date he ceased to be eligible for COBRA continuation coverage. However, in lieu of such payments, we agreed to pay Mr. Rusconi, on the closing of the merger, a lump-sum of approximately $35,847, representing the estimated cost of such premiums plus a tax gross-up.

Employment Agreements, Severance and Change in Control Arrangements – Tobira Continuing Executives

Upon the closing of the merger on May 4, 2015, Dr. Laurent Fischer became our Chief Executive Officer and Christopher Peetz became our Chief Financial Officer.

Dr. Fischer

Under the terms of his March 2014 offer letter with Tobira Therapeutics, Inc., entered into prior to our merger with Regado Biosciences, Inc., Dr. Fischer, our current chief executive officer and a director, is employed “at-will.” Under the offer letter, Dr. Fischer’s initial base salary was $385,000 per year, and he was initially eligible to receive an annual cash incentive bonus based on objective or subjective criteria established by our board of directors or its compensation committee equal to 40% of his base salary. Pursuant to his offer letter, Dr. Fischer received an option to purchase up to 65,245 shares of our common stock in April 2014, which vests as to 25% of the shares subject to the option after 12 months of his continuous service and as to the remaining shares in equal monthly installments over the next 36 months of his continuous service. The vesting of this option did not accelerate as a result of the merger (which did not qualify as a change in control for these purposes), but will accelerate in full upon a future change in control.

If Dr. Fischer’s employment is terminated without cause or Dr. Fischer terminates his employment for certain good reasons, he will be entitled to receive continued payment of his base salary for nine months and the Company will pay the same portion of his monthly healthcare continuation coverage under COBRA as we pay for active employees until the earliest of (a) six months following the date of his termination, (b) the expiration of his continuation coverage under COBRA or (c) the date when he becomes eligible for substantially equivalent health insurance in connection with new employment or self-employment. However, in the event that Dr. Fischer’s employment terminates without cause or he terminates his employment for good reason following a change in control, Dr. Fischer would receive a lump sum payment equal to one year of his then effective base salary in lieu of the nine months of salary continuation. Such benefits are contingent on Dr. Fischer’s executing and not revoking a general release of all claims against the Company.

On May 15, 2015, the board approved an increase in the base salary and annual incentive bonus target for Dr. Fischer, which became effective on May 4, 2015, the date on which the merger closed. Dr. Fischer’s base salary was increased from $385,000 to $490,000, and his target bonus opportunity was increased from 40% to 50% of his base salary. His bonus opportunity was granted pursuant to our management cash incentive plan and will be earned based upon achievement of corporate performance objectives. No bonus will be paid unless at least 70% of such corporate performance objectives are achieved, and the maximum bonus that may be earned is 150% of the target amount.

In addition, on May 15, 2015, the Board granted Dr. Fischer an option to purchase 105,000 shares of our common stock. The option was granted under our 2010 Stock Plan, which plan was assumed in the merger, and will vest over four years of continuous service following the date of grant, with 25% vesting after the completion of 12 months of service and the remainder vesting in substantially equal installments following each of an additional 36 months of continuous service. In granting this option, the compensation committee of our board of directors determined not to apply the full single-trigger vesting acceleration that applied to the executive’s hire-on option grant (described above) and instead provided that the vesting of this option will accelerate only as to 50% of the then-unvested option shares upon the closing of a change in control, with the remainder of the unvested option shares accelerating only if the option is otherwise terminated in the transaction or if his employment is involuntarily terminated following the change in control.

Mr. Peetz

Under the terms of his March 2014 offer letter with Tobira Therapeutics, Inc., entered into prior to our merger with Regado Biosciences, Inc., Mr. Peetz, our chief financial officer, is employed “at-will.” Under the offer letter, Mr. Peetz’s initial base salary was $265,000 per year, and he was initially eligible to receive an annual cash incentive bonus based on objective or subjective criteria established by our board of directors or our compensation committee equal to 25% of his base salary. Pursuant to the offer letter, Mr. Peetz received an option to purchase up to 11,091 shares of common stock in April 2014, which vests as to 25% of the shares subject to the option after 12 months of his continuous service and as to the remaining shares in equal monthly installments over the next 36 months of his continuous service. The vesting of this option did not accelerate as a result of the merger (which did not qualify as a change in control for these purposes), but will accelerate in full upon a future change in control.

If Mr. Peetz’s employment is terminated without cause or Mr. Peetz terminates his employment for certain good reasons, he will be entitled to receive continued payment of his base salary for six months and we will pay the same portion of his monthly healthcare continuation coverage under COBRA as we pay for active employees until the earliest of (a) six months following the date of his termination, (b) the expiration of his continuation coverage under COBRA or (c) the date when he becomes eligible for substantially equivalent health insurance in connection with new employment or self-employment. However, in the event that Mr. Peetz’s employment is terminated without cause or he terminates his employment for good reason following a change in control, Mr. Peetz will receive a lump sum payment equal to one year of his then effective base salary in lieu of the six months of salary continuation. Such benefits are contingent on Mr. Peetz executing and not revoking a general release of all claims against the Company.

On May 15, 2015, the board approved an increase in the base salary and annual incentive bonus target for Mr. Peetz, which became effective on May 4, 2015, the date on which the merger closed. Mr. Peetz’s base salary was increased from $265,000 to $325,000, and his target bonus opportunity was increased from 25% to 35% of his base salary. His bonus opportunity was granted pursuant to our management cash incentive plan and will be earned based upon achievement of corporate performance objectives. No bonus will be paid unless at least 70% of such corporate performance objectives are achieved, and the maximum bonus that may be earned is 150% of the target amount.

In addition, on May 15, 2015, the board granted Mr. Peetz an option to purchase 85,000 shares of our common stock. The option was granted under our 2010 Stock Plan and will vest over four years of continuous service following the date of grant, with 25% vesting after the completion of 12 months of service and the remainder vesting in substantially equal installments following each of an additional 36 months of continuous service. Mr. Peetz is entitled to the same change in control-related vesting acceleration with respect to his May 2015 option as described above for Dr. Fischer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

PRINCIPAL STOCKHOLDERS OF TOBIRA

The following table sets forth certain information with respect to the beneficial ownership of Tobira common stock as of May 5, 2015 (except where otherwise indicated) for:

•	each person, or group of affiliated persons, who are known by us to beneficially own more than 5% of the outstanding shares of Tobira common stock;

•	each of the Tobira directors;

•	each of the Tobira named executive officers, as identified in “Executive Officers”; and

•	all of the current directors and executive officers of Tobira as a group.

The number of shares beneficially owned by each entity, person, director or executive officer is determined under the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of May 5, 2015, through the exercise of any stock option or other right. Unless otherwise indicated, each person has sole investment and voting power, or shares such powers with his or her spouse, with respect to the shares set forth in the following table.

Shares of common stock that may be acquired by an individual or group within 60 days of May 5, 2015, pursuant to the exercise of options or warrants, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The percentage of ownership is based on 17,422,927 shares of common stock outstanding on May 5, 2015, adjusted as required by the rules promulgated by the SEC to determine beneficial ownership. Except as contemplated by the arrangements discussed in this proxy statement, Tobira does not know of any arrangements, including any pledge by any person of securities of Tobira, the operation of which may at a subsequent date result in a change of control of Tobira. Unless otherwise noted, the address of each director and current and former executive officer of Tobira is: c/o Tobira Therapeutics, Inc., 701 Gateway Blvd., Suite 300, South San Francisco, CA 94080.

	Amount and Nature of Beneficial Ownership		Percentage of Beneficial Ownership
5% Stockholders
Biotechnology Value Fund, LP (1) One Sansome Street 30th Floor San Francisco, CA 94104	551,435		3.2%
Biotechnology Value Fund II, LP (2) One Sansome Street 30th Floor San Francisco, CA 94104	341,387		2.0%
MSI BVF SPV, LLC (3) c/o Magnitude Capital, LLC 601 Lexington Avenue 59th Floor New York, NY 10022	156,119		0.9%
Investment 10, LLC (4) 900 North Michigan Avenue Suite 1100 Chicago, IL 60611	160,013		0.9%
Novo A/S (5) Tuborg Havnevej 19 DK-2900 Hellerup Denmark	2,696,405		15.5%
Entities affiliated with Domain Partners (6) One Palmer Square Princeton, NJ 08542	3,926,365		22.5%
Frazier Healthcare V, L.P. (7) 601 Union, Two Union Square Suite 3200 Seattle, WA 98101	2,668,570		15.3%
Funds affiliated with Montreux Equity Partners (8) One Ferry Building, Suite 255 San Francisco, CA 94111	1,678,694		9.6%
Directors and Named Executive Officers
Laurent Fischer (9)	262,195		1.5%
Eric Lefebvre (9)	69,376		*
Christopher Peetz (9)	31,194		*
Helen Jenkins (9)	38,254		*
Carol L. Brosgart (9)	15,772		*
Jeffrey H. Cooper (9)	3,384		*
Andrew J. Fromkin (10)	5,682		*
Patrick Heron (11)	2,672,902		15.3%
Pierre Legault (9)	6,646	*
Gwen A. Melincoff (9)	3,384		*
Dennis Podlesak (9)	64,782		*
Eckard Weber (12)	248,058		1.4%
All current directors and executive officers as a group (12 persons)	3,421,629		19.6%

*	Beneficial ownership representing less than 1%.
(1)	Consists of 551,435 shares of common stock held by Biotechnology Value Fund, LP, or BVF, LP. BVF Partners LP is the General Partner of BVF, LP. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as the General Partner of BVF, LP; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by BVF, LP. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by BVF, LP except to the extent of their pecuniary interest therein.
(2)	Consists of 341,387 shares of common stock held by Biotechnology Value Fund II, LP, or BVFII, LP. BVF Partners LP is the General Partner of BVFII, LP. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as the General Partner of BVFII, LP, BVF Inc., as the general partner of BVF Partners LP and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by BVFII, LP. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by BVFII, LP except to the extent of their pecuniary interest therein.
(3)	Consists of 156,119 shares of common stock held by MSI BVF SPV, LLC. BVF Partners LP is the investment advisor for MSI BVF SPV, LLC. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as investment advisor for Investment 10; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by MSI BVF SPV, LLC. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by MSI BVF SPV, LLC except to the extent of their pecuniary interest therein.
(4)	Consists of 160,013 shares of common stock held by Investment 10, LLC. BVF Partners LP is the investment advisor for Investment 10, LLC. Mark Lampert is the President of BVF Inc., which is the General Partner of BVF Partners LP. BVF Partners LP, as investment advisor for Investment 10; BVF Inc., as the general partner of BVF Partners LP; and Mr. Lampert, as director and officer of BVF Inc. share voting or investment control with respect to the securities directly held by Investment 10, LLC. Each of BVF Inc., BVF Partners LP and Mr. Lampert disclaim beneficial ownership of the securities held by Investment 10, LLC except to the extent of their pecuniary interest therein.
(5)	Consists of 2,696,405 shares of common stock held by Novo A/S. Novo A/S is a Danish limited liability company. The board of directors of Novo A/S (the “Novo Board”), which is currently comprised of Sten Scheibye, Göran Ando, Jeppe Christiansen, Steen Riisgaard and Per Wold-Olsen, has shared investment and voting control over Tobira’s securities held by Novo A/S and may exercise such control only with the support of a majority of the Novo Board. As such, no individual member of the Novo Board is deemed to hold any beneficial ownership or reportable pecuniary interest in Tobira’s securities. The address of Novo A/S is Tuborg Havnevej 19, 2900 Hellerup, Denmark.
(6)

Consists of 285,679 shares of common stock owned by Domain Partners VI, L.P., 3,553,322 shares of common stock owned by Domain Partners VII, L.P., 1,657 shares of common stock owned by DP VI Associates, L.P., 47,613 shares of common stock owned by DP VII Associates, L.P. and 38,094 shares of common stock owned by Domain Associates, LLC. One Palmer Square Associates VI L.L.C. is the general partner of Domain Partners VI and DP VI Associates. One Palmer Square Associates VII L.L.C. is the general partner of Domain Partners VII and DP VII Associates. The managing members of One Palmer Square Associates VI L.L.C. and One Palmer Square Associates VII L.L.C. are James Blair, Kathleen Schoemaker, Jesse Treu, Brian Dovey and Nicole Vitullo. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey and Nicole Vitullo share voting and investment power with respect to the securities held by Domain Partners VI, Domain Partners VII, DP VI Associates and DP VII Associates. The managing members of Domain Associates are James Blair, Kathleen Schoemaker, Dr. Treu, Dennis Podlesak, a member of our board of directors, Eckard Weber, M.D., a member of our board of directors, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar and Nimesh Shah. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Dennis Podlesak, Dr. Weber, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar and Nimesh Shah share voting and investment power with respect to the securities held by Domain Associates. Each of

James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey and Nicole Vitullo disclaims beneficial ownership of the securities held by Domain Partners VI, Domain Partners VII, DP VI Associates and DP VII Associates except to the extent of his or her pecuniary interest therein, if any. Each of James Blair, Kathleen Schoemaker, Dr. Treu, Brian Dovey, Nicole Vitullo, Brian Halak, Kim Kamdar, Nimesh Shah , Dr. Weber and Dennis Podlesak disclaims beneficial ownership of the securities held by Domain Associates except to the extent of his or her pecuniary interest therein, if any.
(7)	Consists of 2,668,570 shares of common stock held by Frazier Healthcare V, L.P. The general partner of Frazier Healthcare V, L.P. is a limited partnership, the general partner of which is FHM V, LLC. The members of FHM V, LLC are Dr. Nathan Every, Alan Frazier, Nader Naini, Patrick Heron, a member of our board of directors, and Dr. James Topper. These individuals share voting and investment power over the shares held by Frazier Healthcare V, L.P. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(8)	Includes (i) 1,535,758 shares of common stock held by Montreux Equity Partners IV, L.P., (ii) 100,028 shares of common stock held by Montreux Equity Partners V, L.P., and (iii) 42,908 shares of common stock held by Montreux IV Associates, LLC. John J. Savarese, M.D., Daniel K. Turner III, and Howard D. Palefsky are the managers of Montreux Equity Management IV, L.L.C., the sole general partner of each of Montreux Equity Partners IV, L.P. and Montreux IV Associates IV, L.L.C. and may be deemed to share voting and investment power over the shares held by each of Montreux Equity Partners IV, L.P. and Montreux IV Associates, L.L.C. Each of these individuals disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest. Daniel K. Turner III is the manager of Montreux Equity Management V, L.L.C., the sole general partner of Montreux Equity Partners V, L.P. and may be deemed to have voting and investment power over the shares held by Montreux Equity Partners V, L.P. Mr. Turner disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest.
(9)	Represents shares of common stock underlying options exercisable on or before July 5, 2015.
(10)	Consists of 11 shares of common stock held by Mr. Fromkin, 5 shares of common stock held by Mr. Fromkin’s children and 5,666 shares of common stock underlying options exercisable on or before July 5, 2015, held by Mr. Fromkin.
(11)	Consists of 2,668,570 shares of common securities beneficially owned by Frazier Healthcare V, L.P. as set forth in footnote 7 above, for which Mr. Heron may be deemed to share voting and investment power, and 4,332 shares of common stock underlying options exercisable on or before July 5, 2015, held by Mr. Heron. Mr. Heron disclaims beneficial ownership of the securities held by Frazier Healthcare V, L.P. except to the extent of his pecuniary interest therein, if any.
(12)	Consists of 243,726 shares of common stock held by Eckard Weber Living Trust UTA dated November 20, 2007, of which Dr. Weber is the trustee, and 4,332 shares of common stock underlying options exercisable on or before July 5, 2015, held by Dr. Weber.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2014, regarding shares of our common stock that may be issued under our existing 2013 Equity Compensation Plan, our 2004 Equity Compensation Plan and our 2013 ESPP Plan.

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options and rights	Weighted Average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding outstanding options and rights)
Equity compensation plans approved by security holders(1)	398,791	$41.04	21,246	(2)
Equity compensation plans not approved by security holders(3)	27,777	$57.24	11,111

(1)	Consists of the 2004 Plan, the 2013 Plan and the 2013 ESPP Plan.
(2)	Includes shares available for future issuance under the 2013 Plan and the 2013 ESPP Plan.

The number of shares available for issuance under the 2013 Plan automatically increases on January 1 of each year, beginning with January 1, 2014, and ending on (and including) January 1, 2023, in an amount equal to the lesser of (x) 5% of the total number of shares of common stock outstanding on December 31 of the preceding calendar year and (y) a number determined by our board of directors on or prior to December 31 of such preceding calendar year. As described further in Proposal Three, we are seeking an extension of this automatic increase for an additional two years.

(3)	On June 11, 2014, our compensation committee adopted amendments to the 2013 Plan to provide for the issuance of up to 38,888 shares of the Company’s common stock as “inducement awards” in accordance with Rule 5635(c)(4) of the NASDAQ Listing Rules, which we refer to as the Inducement Award Subplan. The Inducement Award Subplan was adopted without stockholder approval in reliance on the exception for “inducement awards” provided by Rule 5635(c)(4) of the NASDAQ Listing Rules.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements for our named executive officers and directors, we describe below each transaction or series of similar transactions, since January 1, 2013, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation and indemnification arrangements for our named executive officers and directors are described in the section entitled “Executive Compensation.”

Series E Financing

On December 18, 2012, we entered into a Series E Preferred Stock purchase agreement, or the Series E Purchase Agreement, pursuant to which we agreed to sell up to 70,528,086 shares of Series E Preferred Stock at a purchase price of $0.72 per share in an initial closing, or the Initial Closing, consisting of three tranches. The first tranche of the Initial Closing closed on December 18, 2012, at which time we issued 31,437,442 shares of Series E

Preferred Stock for net cash proceeds of $15.0 million and conversion of $6.8 million in principal amount of convertible notes and accrued interest thereon. The Series E Purchase Agreement provided for closings of second and third tranches of the Initial Closing on or before March 14, 2013 and on or before January 17, 2014, respectively.

The purchasers of the Series E Preferred Stock included Domain Partners VI, L.P, the holder of more than 5% of our capital stock. Jesse Treu, a managing member of Domain Associates, LLC, the management company of Domain Partners VI, L.P., was a member of our board of directors at the time. Dennis Podlesak, a partner of Domain Associates, LLC, is a member of our board of directors.

The tables below present the number of shares of Series E Preferred Stock purchased by such purchasers in the first and second tranches of the Initial Closing.

First Tranche

NAME OF INVESTOR	CANCELLATION OF INDEBTEDNESS CONSIDERATION (INCLUDING INTEREST)	PURCHASE PRICE PAID IN CASH	TOTAL CONSIDERATION (INCLUDING NOTE CONVERSION AND CASH PURCHASE PRICE)	SHARES OF SERIES E PREFERRED STOCK ISSUED
Domain Partners VI, L.P.	$1,869,492	$565,373	$2,434,865	3,381,757

Second Tranche

NAME OF INVESTOR	PURCHASE PRICE PAID	TOTAL NUMBER OF SHARES OF SERIES E PREFERRED STOCK ISSUED
Domain Partners VI, L.P.	$281,518	390,997

The Series E Purchase Agreement also provided for the sale of additional shares of Series E Preferred Stock to take place on or before June 30, 2013 in a second closing, or the Second Closing. Purchasers of the Series E Preferred Stock in the Initial Closing had the right, but not the obligation, to purchase additional shares of Series E Preferred Stock at the Second Closing up to the full amount of their pro rata share of the funds to be invested in the Second Closing. RMII agreed to match the amount invested in any Second Closing up to $6.0 million, subject to certain conditions. In the event that more than $6.0 million of Series E Preferred Stock was sold to other investors at the Second Closing, RMII agreed to use its commercially reasonable efforts to obtain additional financing to match the excess investment.

Pursuant to the terms of a Termination Agreement entered into by the parties to the Series E Purchase Agreement, our obligation to sell additional shares of Series E Preferred Stock to the investors and the obligations of the investors to purchase additional shares of Series E Preferred Stock terminated immediately prior to the consummation of our initial public offering in August 2013.

2014 Private Placement and Exchange

Pursuant to the terms of the security purchase agreements dated as of January 31, 2014, we sold an aggregate of 4,000,000 shares of our common stock at a purchase price of $5.00 per share. The purchasers included Biotechnology Value Fund, LP, or BVF, LP, a holder of more than 5% of our capital stock. BVF, LP purchased 2,000,000 shares of our common stock for an aggregate purchase price of $10.0 million.

On March 21, 2014, we entered into an exchange agreement, or the Exchange Agreement, with Biotechnology Value Fund, LP, Biotechnology Value Fund II, LP and Investment 10, LLC, or the exchanging stockholders, pursuant to which we effected an exchange, or the exchange, of the 2,000,000 shares of our common stock purchased by the exchanging stockholders in the private placement described above, or the exchanged shares, for 10,000 shares of newly designated Series F Convertible Preferred Stock, or the preferred stock, with a stated value of $1,000 per share (each share of which is convertible into 200 shares of our common stock, subject to adjustment in the event of stock splits, recapitalizations and other similar events affecting our common stock). In the Exchange Agreement, we agreed, subject to the consent of the holders of a majority of the shares of common stock purchased in the private placement, or the requisite holders, to register the conversion shares, in lieu of the exchanged shares. The requisite holders have consented thereto. The exchanging stockholders agreed to reimburse us for our expenses in effecting the exchange up to a total of $25,000.

NovaMedica Agreements

In connection with our Series E Preferred Stock financing, in December 2012, we entered into a Technology Transfer Agreement, or the Tech Transfer Agreement, with Domain Russia Investments Limited, or DRI, an affiliate of Domain Partners VIII, L.P. Domain Partners VIII, L.P. and Domain Partners VI, L.P., a significant stockholder of our company, are both managed by Domain Associates, L.L.C. Pursuant to the Tech Transfer Agreement, in exchange for a nominal payment, we assigned to DRI certain patents and patent applications in Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine and Uzbekistan, or the Covered Territory, and granted to DRI an exclusive, fully paid-up, royalty-free, irrevocable and assignable license under our non-patent intellectual property to develop and commercialize REG1 and our other product candidates in the Covered Territory. Immediately thereafter, we, together with DRI and NovaMedica LLC, or NovaMedica, executed an Assignment and Assumption Agreement, pursuant to which all of DRI’s rights and obligations under the NovaMedica Agreement were transferred to NovaMedica. DRI also has a right of first negotiation if we desire to partner with a third party to develop or commercialize future product candidates in the Covered Territory, which was assigned to NovaMedica. We agreed to take all action required to register or record the patent transfers to DRI in each country in the Covered Territory and to ensure the assignment of DRI’s rights under the Tech Transfer Agreement to NovaMedica. NovaMedica is jointly owned by RusnanoMed Invest LLC, or RusnanoMed Invest, and DRI. RMII, a significant stockholder of ours, is a wholly owned subsidiary of RusnanoMed Invest. In connection with the second tranche of the Initial Closing, we agreed to file certain patent transfer applications and to take certain other related actions which have been completed.

Under the terms of the Tech Transfer Agreement, upon request we have agreed to provide certain development support to NovaMedica and to use commercially reasonable efforts to assist NovaMedica to establish a manufacturing relationship with our third-party manufacturers. We also have agreed to provide NovaMedica with certain manufacturing know-how and support, including making our manufacturing employees available to provide scientific and technical explanations, advice and on-site support that may be reasonably requested by NovaMedica. NovaMedica is required to reimburse us for any out-of-pocket expenses incurred by us in providing this assistance, including travel-related expenses. We estimate that the aggregate out-of-pocket expense of providing such services will be approximately $250,000. In addition, prior to the first commercial sale of a product candidate, we have agreed to sell to NovaMedica sufficient quantities of each product candidate and related compounds to enable NovaMedica to conduct clinical trials of such product candidate in the Covered Territory at cost plus a mark-up in the low double digits, so long as any sale does not reasonably interfere with our own development and commercialization activities.

Concurrently with the signing of the Tech Transfer Agreement, we also entered into a letter agreement with DRI pursuant to which we were obligated to pay DRI a make-whole payment up to a maximum amount of $1.2 million in the event that an independent appraiser’s valuation of certain patent applications assigned to DRI under the Tech Transfer Agreement was less than $1.2 million. The letter agreement provided that such payment would be refunded to us if DRI receives certain capital contribution credits with respect to such patent applications in connection with its investment in NovaMedica. DRI has advised us that the independent appraiser valued the assigned patent applications at more than $1.2 million. As a result, DRI is not entitled to any make-whole payment under the terms of the letter agreement. In addition, we have agreed to indemnify DRI against any claims brought by NovaMedica arising out of or resulting from any breach of specified representations and warranties which we made in the Tech Transfer Agreement up to a maximum amount of $1.2 million, less any payments made to DRI in connection with the valuation of the assigned intellectual property. Our indemnification obligation will expire two years following the first commercial sale of REG1 or our other product candidates in the Covered Territory or six years after the date of the letter agreement, if no such commercial sales have occurred.

The Tech Transfer Agreement also provides that we will enter into a Clinical Development and Collaboration Agreement, a Supply Agreement and certain related agreements with NovaMedica to implement the terms of the Tech Transfer Agreement. In connection with the second tranche of the Initial Closing, we agreed to use commercially reasonably efforts to negotiate, execute and deliver the Clinical Development and Collaboration Agreement on or before May 31, 2013. The Tech Transfer Agreement provides that the Supply Agreement will cover the commercial supply of product candidates and related drug compounds to NovaMedica at cost plus a mark-up in the low double digits.

In accordance with the terms of the Tech Transfer Agreement, in May 2013 we entered into a Clinical Development and Collaboration Agreement, or the Collaboration Agreement, with NovaMedica pursuant to which we agreed to assist NovaMedica in the development and commercialization of our product candidates in the Covered Territory. The Collaboration Agreement requires the formation of several committees consisting of our representatives and NovaMedica representatives to oversee the general development, day-to-day development work and commercialization of our product candidates for the intended field of use in the Covered Territory. All decisions of these committees must be made by unanimous vote, subject to a dispute resolution process. Under the terms of the Collaboration Agreement, the joint committees will determine a development plan for REG1 for its initial indication and any additional significant commercial indications for REG1, as well as for additional product candidates. NovaMedica will have sole responsibility for the costs and expenses of obtaining regulatory approval for our product candidates and for commercializing any approved products in the Covered Territory and will have the right to conduct its own clinical studies in the Covered Territory at its sole expense. NovaMedica also has the right to file applications for approval of our product candidates in the Covered Territory, subject to committee oversight. We have agreed, among other things, to provide NovaMedica with clinical data necessary for it to obtain necessary approvals in the Covered Territory, information relating to applications for regulatory approval of our product candidates, certain commercialization information and to assist NovaMedica in conducting any clinical trials necessary for regulatory approval of our product candidates in the Covered Territory. We also have agreed to provide NovaMedica with certain development know-how and support, including making our clinical development personnel available to provide scientific and technical explanations, advice and on-site support that may be reasonably requested by NovaMedica.

NovaMedica is required to reimburse us for any out-of-pocket expenses incurred by us in providing this assistance, including travel-related expenses. We estimate that the aggregate out-of-pocket expense of providing such services will be approximately $500,000. Pursuant to the Collaboration Agreement, we have agreed to use commercially reasonable efforts to include sites in the Covered Territory in our clinical trial programs for our product candidates at our sole expense. Under the Collaboration Agreement, prior to the first commercial sale of a product candidate in the Covered Territory, NovaMedica will have the right to purchase product candidates and related compounds from us or through us as are reasonable and necessary for it to conduct clinical trials in the Covered Territory at our cost plus a mark-up in the low double digits pursuant to a clinical supply agreement to be entered into within 120 days of the date of the Collaboration Agreement. NovaMedica has agreed to supervise and maintain sales representatives for the commercialization of any product candidates approved for sale in the Covered Territory. Within 90 days of receipt of FDA approval for the use of any product candidate, we are obligated to enter into a commercial supply agreement with NovaMedica for the supply of such candidate on terms to be negotiated by the parties. In the Collaboration Agreement, the parties also agreed to customary terms and conditions, including the ownership and use of intellectual property, rights to information, prosecution of patent rights, rights under third-party agreements, confidentiality and indemnification obligations and mechanisms for the resolution of disputes. The Collaboration Agreement expires on the earlier of three years following the first commercial sale of a product candidate in the Covered Territory or nine years from the date of effectiveness and terminates upon the termination of the Tech Transfer Agreement. NovaMedica also has the right to terminate the Collaboration Agreement at any time at its convenience upon 90 days prior written notice.

We neither paid nor received monies pursuant to the Collaboration Agreement during 2014.

Merger and Financing

On May 4, 2015, Tobira (formerly known as Regado Biosciences, Inc.) completed its Merger with Tobira Development in accordance with the terms of the Merger Agreement. Pursuant to the Merger Agreement, Merger Subsidiary merged with and into Tobira Development, with Tobira Development surviving the merger as a wholly-owned subsidiary of Tobira.

Prior to closing the Merger, on May 4, 2015, Tobira effected a 9-to-1 reverse stock split. Upon the closing of the Merger, each outstanding share of Tobira Development’s common stock converted into approximately 1.4302 shares of Tobira’s common stock. In addition, each outstanding option to purchase Tobira Development’s common stock and warrant to purchase Tobira Development’s common stock prior to the effective time of the Merger was converted into an option or warrant to purchase Tobira’s common stock. No fractional shares of Tobira’s common stock were issued in connection with the Merger. Instead, Tobira Development’s stockholders received cash in lieu of any fractional shares of Tobira’s common stock such stockholders would have otherwise been entitled to receive in accordance with the Merger Agreement. Immediately following the Merger, the combined company changed its name from “Regado Biosciences, Inc.” to “Tobira Therapeutics, Inc.”

On May 4, 2015, concurrently with the execution of the Merger Agreement, Tobira entered into a Purchase Agreement (the “Financing Agreement”) with certain Tobira Development stockholders and their affiliates. Pursuant to the Financing Agreement, immediately following the consummation of the Merger, we sold approximately $27 million of our Common Stock (the “Financing”) to the parties at a per share purchase price of $10.62. The Financing was consummated pursuant to a private placement exempt from registration under Section 4(2) and Regulation D under the Securities Act and the rules promulgated thereunder. In connection with the Financing, affiliates of Domain Associates, LLC purchased an aggregate of 277,777 shares of the Company’s common stock. Eckard Weber, M.D, a director of the Company, and Dennis Podlesak, the Chairman of the Company’s board of directors, is an employee of Domain Associates, LLC. In connection with the Financing, Frazier Healthcare V, L.P. purchased 155,367 shares of the Company’s common stock. Patrick Heron, a member of the Company’s board of directors, serves as a member of FHM V, LLC, which serves as the general partner of Frazier Healthcare V, L.P.

Concurrently with the execution of the Financing Agreement, Tobira entered into a Registration Rights Agreement that granted customary registration rights to the participants in the Financing.

Director Independence

Refer to Corporate Governance – Director Independence, herein, for discussion regarding director independence.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons, we believe that during fiscal 2014, all Section 16(a) filing requirements were satisfied on a timely basis, with the exception of Robert A. Kierlin, who filed a Form 4 on December 24, 2014, reporting sales occurring on October 24, 2014, October 27, 2014 and October 28, 2014. During the fiscal year ended December 31, 2014, Mr. Metzger timely reported all transactions but reported an incorrect exercise price of an option grant on a Form 4 filed on December 5, 2015. The exercise price was subsequently correctly reported on Mr. Metzger’s Form 4/A filed on February 20, 2015.

AUDIT COMMITTEE REPORT

The information contained in the following report of audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that Tobira specifically incorporates it by reference.

Role of the Audit Committee

Our audit committee’s responsibilities include:

•	appointing, evaluating, retaining and, when necessary, terminating the engagement of our independent registered public accounting firm;

•	overseeing the independence of our independent registered public accounting firm, including obtaining and reviewing reports from the firm;

•	setting the compensation of our independent registered public accounting firm;

•	overseeing the work of our independent registered public accounting firm, including receiving and considering reports made by our independent registered public accounting firm regarding accounting policies and procedures, financial reporting and disclosure controls;

•	reviewing and discussing with management and our independent registered public accounting firm our audited financial statements and related disclosures;

•	preparing the annual audit committee report required by SEC rules;

•	coordinating internal control over financial reporting, disclosure controls and procedures and code of conduct;

•	reviewing our policies with respect to risk assessment and risk management;

•	establishing procedures related to the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters;

•	reviewing our policies and procedures for reviewing and approving or ratifying related person transactions, including our related person transaction policy; and

•	meeting independently with management and our independent registered public accounting firm.

All audit services to be provided to us and all non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Review of Audited Financial Statements of Regado BioSciences, Inc. for the Year Ended December 31, 2014

The audit committee of Regado BioSciences, Inc. reviewed and discussed with the management of Regado BioSciences, Inc. and Grant Thornton LLP the audited consolidated financial statements of Regado BioSciences, Inc. for the year ended December 31, 2014. The audit committee of Regado BioSciences, Inc. also discussed with

Grant Thornton LLP the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board regarding communications between its independent registered public accounting firm and audit committee.

The audit committee of Regado BioSciences, Inc. received and reviewed the written disclosures and the letter from Grant Thornton LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Grant Thornton LLP its independence from Regado BioSciences, Inc.

Based on the review and discussions referred to above, the audit committee of Regado BioSciences, Inc. recommended to the board of directors of Regado BioSciences, Inc. that the audited consolidated financial statements be included in the annual report on Form 10-K of Regado BioSciences, Inc. for the year ended December 31, 2014 for filing with the Securities and Exchange Commission.

Submitted by the audit committee of the board of directors of Regado BioSciences, Inc.:

Pierre Legault (Chairman)

B. Jefferson Clark

Andrew Fromkin

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the proxy card to vote the shares they represent as Tobira may recommend.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote at your earliest convenience on the Internet or by telephone as instructed, or by executing and returning a proxy card in the envelope provided.

THE BOARD OF DIRECTORS

South San Francisco, California

June 3, 2015

TOBIRA THERAPEUTICS, INC.

2013 EQUITY COMPENSATION PLAN

(As Amended and Restated Effective May 15, 2015)

1. Establishment and Purpose

The purpose of the Tobira Therapeutics, Inc. 2013 Equity Compensation Plan (the “Plan”) is to provide a means whereby eligible employees, officers, non-employee directors and other individual service providers develop a sense of proprietorship and personal involvement in the development and financial success of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its stockholders. The Company, by means of the Plan, seeks to retain the services of such eligible persons and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Subsidiaries.

The Plan is the successor and continuation of the Regado Biosciences, Inc. 2013 Equity Compensation Plan. As a result of the consummation of the transactions contemplated by that certain Agreement and Plan of Merger and Reorganization, dated as of January 14, 2015, and as amended on January 23, 2015, by and among Regado Biosciences, Inc. (“Regado”); Landmark Merger Sub Inc. (“Merger Sub”), a wholly-owned subsidiary of Regado; Tobira Therapeutics, Inc. (“Tobira”); and a stockholders’ agent; Merger Sub merged with and into Tobira, with Tobira continuing as the surviving corporation and a wholly-owned subsidiary of Regado (the “Merger”). Immediately following the Merger, Regado changed its name to “Tobira Therapeutics, Inc.” and the surviving corporation and wholly-owned subsidiary of Regado changed its name to “Tobira Development, Inc.” All share numbers hereunder have been adjusted to reflect the 1-for-9 reverse split of Regado’s common stock effected after the close of the market on May 4, 2015, and are rounded down to the next whole share.

The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Awards, Other Cash-Based Awards and Other Stock-Based Awards. This Plan became effective upon the date set forth in Section 18.1 hereof.

2. Definitions

Wherever the following capitalized terms are used in the Plan, they shall have the meanings specified below:

2.1 “Affiliate” means, with respect to a Person, a Person that directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

2.2 “Applicable Law” means the requirements relating to the administration of equity-based awards or equity compensation plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

2.3 “Award” means an award of a Stock Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Performance Shares, Performance Unit, Incentive Bonus Award, Other Cash-Based Award and/or Other Stock-Based Award granted under the Plan.

2.4 “Award Agreement” means either (i) a written or electronic agreement entered into between the Company and a Participant setting forth the terms and conditions of an Award including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan and need not be identical.

2.5 “Board” means the Board of Directors of the Company.

2.6 “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or materially and adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its customers, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his or her employment; (iii) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to the Company or its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 10 days after delivery of written notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates, which breach, if curable, is not cured within 10 days after the delivery of written notice thereof; or (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

2.7 “Change in Control” means, unless otherwise provided in an Award Agreement, the occurrence of any one of the following events:

(i) any “person,” including a “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding the Company, any entity controlling, controlled by or under common control with the Company, any trustee, fiduciary or other person or entity holding securities under any employee benefit plan or trust of the Company or any such entity, and, with respect to any particular Participant, the Participant and any “group” (as such term is used in Section 13(d)(3) of the Exchange Act) of which the Participant is a member), is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of either (A) the combined voting power of the Company’s then outstanding securities or (B) the then outstanding shares of Common Stock (in either such case other than as a result of an acquisition of securities directly from the Company); or

(ii) any consolidation or merger of the Company where the stockholders of the Company, immediately prior to the consolidation or merger, would not, immediately after the consolidation or merger, beneficially own (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, shares representing in the aggregate 50% or more of the combined voting power of the securities of the corporation issuing cash or securities in the consolidation or merger (or of its ultimate parent corporation, if any); or

(iii) there shall occur (A) any sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by “persons” (as defined above) in substantially the same proportion as their ownership of the Company immediately prior to such sale or (B) the approval by stockholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or

(iv) the members of the Board at the beginning of any consecutive 24-calendar-month period (the “Incumbent Directors”) cease for any reason other than due to death to constitute at least a majority of the members of the Board; provided that any Director whose election, or nomination for election by the Company’s stockholders, was approved or ratified by a vote of at least a majority of the members of the Board then still in office who were members of the Board at the beginning of such 24-calendar-month period, shall be deemed to be an Incumbent Director.

Notwithstanding the foregoing, no event or condition shall constitute a Change in Control to the extent that, if it were, a 20% tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (e.g., if applicable, in respect of vesting without an acceleration of distribution) without causing the imposition of such 20% tax.

2.8 “Code” means the Internal Revenue Code of 1986, as amended. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.9 “Committee” means the committee of the Board delegated with the authority to administer the Plan, or the full Board, as provided in Section 3 of the Plan. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist solely of two or more directors who are disinterested within the meaning of Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision. The fact that a Committee member shall fail to qualify under any of these requirements shall not invalidate an Award if the Award is otherwise validly made under the Plan. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without cause, and fill vacancies on the Committee however caused.

2.10 “Common Stock” means the Company’s Common Stock, par value $0.001 per share.

2.11 “Company” means Tobira Therapeutics, Inc., a Delaware corporation, and any successor thereto as provided in Section 16.8.

2.12 “Control” means, as to any Person, the power to direct or cause the direction of the management and policies of such Person, or the power to appoint directors of the Company, whether through the ownership of voting securities, by contract or otherwise (the terms “Controlled by” and “under common Control with” shall have correlative meanings).

2.13 “Date of Grant” means the date on which an Award under the Plan is granted by the Committee, or such later date as the Committee may specify to be the effective date of an Award.

2.14 “Disability” means a Participant being considered “disabled” within the meaning of Section 409A of the Code and Treasury Regulation 1.409A-3(i)(4), as well as any successor regulation or interpretation.

2.15 “Effective Date” means the date set forth in Section 18.1 hereof.

2.16 “Eligible Person” means any person who is an employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary, or any person who is determined by the Committee to be a prospective employee, officer, director, consultant, advisor or other individual service provider of the Company or any Subsidiary.

2.17 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.18 “Excluded Option” means a stock option awarded under the Prior Plan that provides, by its terms, that a termination of service shall not be deemed to occur in the event that the individual optionholder’s membership on the Board terminates and the optionholder is replaced by a successor designee of the investor who appointed the optionholder to the Board.

2.19 “Fair Market Value” of a share of Common Stock shall be, as applied to a specific Date of Grant (i) the closing sales price of a share of Common Stock on the Date of Grant on which trades of the Common Stock were recorded on the principal established stock exchange or national market system on which the Common Stock is then traded, or (ii) if the shares of Common Stock are not then listed on a national securities exchange or national market system or traded in an over-the-counter market, the price of a share of Common Stock as determined by the Committee in its discretion in a manner consistent with Section 409A of the Code and Treasury Regulation 1.409A-1(b)(5)(iv), as well as any successor regulation or interpretation.

2.20 “Incentive Bonus Award” means an Award granted under Section 12 of the Plan.

2.21 “Incentive Stock Option” means a Stock Option granted under Section 6 hereof that is intended to meet the requirements of Section 422 of the Code and the regulations promulgated thereunder.

2.22 “Inducement Award” means an Award granted pursuant to Section 4.4 of the Plan.

2.23 “IPO Date” means the date of consummation of the initial public offering of the Company’s Common Stock.

2.24 “Nonqualified Stock Option” means a Stock Option granted under Section 6 hereof that is not an Incentive Stock Option.

2.25 “Other Cash-Based Award” means a contractual right granted to an Eligible Person under Section 13 hereof entitling such Eligible Person to receive a cash payment at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.26 “Other Stock-Based Award” means a contractual right granted to an Eligible Person under Section 13 representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions as are set forth in the Plan and the applicable Award Agreement.

2.27 “Participant” means any Eligible Person who holds an outstanding Award under the Plan.

2.28 “Person” shall mean any individual, partnership, firm, trust, corporation, limited liability company or other similar entity. When two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of Common Stock, such partnership, limited partnership, syndicate or group shall be deemed a “Person”

2.29 “Performance Measures” mean the measures of performance of the Company and its Subsidiaries as more fully described in Section 14 of the Plan and Exhibit A hereto.

2.30 “Performance Shares” means a contractual right granted to an Eligible Person under Section 10 hereof representing a notional unit interest equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.31 “Performance Unit” means a contractual right granted to an Eligible Person under Section 11 hereof representing a notional dollar interest as determined by the Committee to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.32 “Plan” means this Tobira Therapeutics, Inc. 2013 Equity Compensation Plan (formerly known as the Regado Biosciences, Inc. 2013 Equity Compensation Plan), as it may be amended from time to time.

2.33 “Prior Plan” means the Company’s 2004 Equity Compensation Plan.

2.34 “Reporting Person” means an officer, director or greater than ten percent stockholder of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act.

2.35 “Restricted Stock Award” means a grant of shares of Common Stock to an Eligible Person under Section 8 hereof that are issued subject to such vesting and transfer restrictions and such other conditions as are set forth in the Plan and the applicable Award Agreement.

2.36 “Securities Act” means the Securities Act of 1933, as amended.

2.37 “Service” means a Participant’s employment or other service relationship with the Company or any Subsidiary.

2.38 “Stock Appreciation Right” means a contractual right granted to an Eligible Person under Section 7 hereof entitling such Eligible Person to receive a payment, upon the exercise of such right, in such amount and at such time, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.39 “Stock Option” means a contractual right granted to an Eligible Person under Section 6 hereof to purchase shares of Common Stock at such time and price, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.40 “Stock Unit Award” means a contractual right granted to an Eligible Person under Section 9 hereof representing notional unit interests equal in value to a share of Common Stock to be paid and distributed at such times, and subject to such conditions, as are set forth in the Plan and the applicable Award Agreement.

2.41 “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company; provided, however, that with respect to Incentive Stock Options, the term “Subsidiary” shall include only an entity that qualifies under section 424(f) of the Code as a “subsidiary corporation” with respect to the Company.

3. Administration

3.1 Committee Members. The Plan shall be administered by the Committee; provided that the entire Board may act in lieu of the Committee on any matter, subject to Code Section 162(m) and 16b-3 Award requirements referred to in Section 2.9 of the Plan. If and to the extent permitted by Applicable Law, the Committee may authorize one or more Reporting Persons (or other officers) to make Awards to Eligible Persons who are not Reporting Persons (or other officers whom the Committee has specifically authorized to make Awards). Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or employees of the Company or its Subsidiaries.

3.2 Committee Authority. The Committee shall have such powers and authority as may be necessary or appropriate for the Committee to carry out its functions as described in the Plan. Subject to the express limitations of the Plan, the Committee shall have authority in its discretion to determine the Eligible Persons to whom, and the time or times at which, Awards may be granted, the number of shares, units or other rights subject to each Award, the exercise, base or purchase price of an Award (if any), the time or times at which an Award will become vested, exercisable or payable, the performance criteria, performance goals and other conditions of an Award, the duration of the Award, and all other terms of the Award. Subject to the terms of the Plan, the Committee shall have the authority to amend the terms of an Award in any manner that is not inconsistent with the Plan (including to extend the post-termination exercisability period of Stock Options and Stock Appreciation Rights), provided that no such action shall adversely affect the rights of a Participant with respect to an outstanding Award without the Participant’s consent. The Committee shall also have discretionary authority to interpret the Plan, to make all factual determinations under the Plan, and to make all other determinations necessary or advisable for Plan administration, including, without limitation, to correct any defect, to supply any omission or to reconcile any inconsistency in the Plan or any Award Agreement hereunder. The Committee may prescribe, amend, and rescind rules and regulations relating to the Plan. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among Participants and Eligible Persons, whether or not such persons are similarly situated. The Committee shall, in its discretion, consider such factors as it deems relevant in making its interpretations, determinations and actions under the Plan including, without limitation, the recommendations or advice of any officer or employee of the Company or such attorneys, consultants, accountants or other advisors as it may select. All interpretations, determinations, and actions by the Committee shall be final, conclusive, and binding upon all parties.

3.3 No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Subsidiaries shall pay or reimburse any member of the Committee, as well as any other Person who takes action on behalf of the Plan, for all reasonable expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Company with respect to the Plan. The Company and its Subsidiaries may, but shall not be required to, obtain liability insurance for this purpose.

4. Shares Subject to the Plan

4.1 Share Limitation.

(a) Subject to adjustment pursuant to Section 4.2 and any other applicable provisions hereof, the maximum aggregate number of shares of Common Stock which may be issued under all Awards granted to Participants under the Plan shall be equal to 1,874,314. Such number of shares consists of (i) five percent (5%) of the Company’s outstanding Common Stock on the IPO Date (immediately following) consummation of the initial public offering of the Company’s Common Stock); plus (ii) any reserved shares not issued or subject to outstanding grants under the Prior Plan on the IPO Date; (iii) shares subject to stock options that are outstanding on the IPO Date made to employees, officers, directors and consultants under the Prior Plan other than Excluded Options; (iv) shares that are subject to stock options (other than the Assumed Grants (as defined in Section 4.3 below)) granted under the Prior Plan that cease to be subject to such stock options by forfeiture or otherwise after the IPO Date; (iv) shares issued under the Prior Plan that are repurchased by the Company at or below the original issue price; (v) the number of shares reserved for Inducement Awards under Section 4.4 below; (vi) five percent (5%) of the total number of shares of Common Stock outstanding on December 31, 2013 pursuant to Section 4.1(b) below; (vii) five percent (5%) of the total number of shares of Common Stock outstanding on December 31, 2014 pursuant to Section 4.1(b) below; and (viii) an additional 1,200,000 shares. Up to 20,000,000 shares may be issued in respect of Incentive Stock Options.

(b) The number of shares of Common Stock available for issuance under the Plan shall automatically increase on January 1st of each year for a period of ten years commencing on January 1, 2016 and ending on (and including) January 1, 2025, in an amount equal to five percent (5%) of the total number of shares of Common Stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. None of the shares available for issuance pursuant to this Section 4.1(b) may be issued in respect of Incentive Stock Options.

(c) Shares of Common Stock issued under the Plan may be either authorized but unissued shares or shares held in the Company’s treasury. Any shares of Common Stock subject to Awards that are settled in Common Stock shall be counted against the maximum share limitations of this Section 4.1 as one share of Common Stock for every share of Common Stock subject thereto, regardless of the number of shares of Common Stock actually issued to settle the Stock Option or Stock Appreciation Right upon exercise. To the extent that any Award under the Plan payable in shares of Common Stock is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events, or otherwise terminates without payment being made thereunder, the shares of Common Stock covered thereby will no longer be counted against the foregoing maximum share limitations and, subject to Section 4.4 below related to Inducement Awards, may again be made subject to Awards under the Plan pursuant to such limitations. Shares of Common Stock that otherwise would have been issued upon the exercise of a Stock Option or in payment with respect to any other form of Award, that are surrendered in payment or partial payment of taxes required to be withheld with respect to the exercise of such Stock Option or the making of such payment, will no longer be counted against the foregoing maximum share limitations and, subject to Section 4.4 below relating to Inducement Awards, may again be made subject to Awards under the Plan pursuant to such limitations.

4.2 Adjustments. If there shall occur any change with respect to the outstanding shares of Common Stock by reason of any recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split, or other distribution with respect to the shares of Common Stock, or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change, or any other change affecting the Common Stock, the Committee shall, in the manner and to the extent that it deems appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made in (i) the maximum numbers and kind of shares provided in Sections 4.1 and 4.4, including the numerical share limits in Section 14.4 hereof, (ii) the numbers and kind of shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the price for each share or unit or other right subject to then outstanding Awards, (iv) the performance measures or goals relating to the vesting of an Award and (v) any other terms of an Award that are affected by the event to prevent dilution or enlargement of a Participant’s rights under an Award. Notwithstanding the foregoing, in the case of Incentive Stock Options, any such adjustments shall, to the extent practicable, be made in a manner consistent with the requirements of Section 424(a) of the Code.

4.3 Assumption of Outstanding Prior Plan Grants. On the date of consummation of the initial public offering of the Company’s Common Stock, outstanding grants made to employees, officers, directors and consultants under the Prior Plan, other than Excluded Options, (the “Assumed Grants”) shall be assumed and governed by this Plan, subject to the terms and conditions of the respective grant agreements and, to the extent necessary to effect the terms and conditions of such grant agreements, to the terms and conditions of the Prior Plan, which are incorporated herein by reference for such purposes.

4.4 Inducement Shares. This Section 4.4 shall apply with respect to the 38,888 shares of Common Stock reserved under this Plan by action of the Committee on June 11, 2014 to be used exclusively for the grant of Inducement Awards. The persons who are eligible for Inducement Awards shall consist of Eligible Persons who are employees and whose potential contribution, in the judgment of the Committee, will benefit the future success of the Company and/or an affiliated corporation. Notwithstanding anything to the contrary in Article 5, an Inducement Award may be granted only to an Eligible Person not previously an employee or a non-employee director of the Company, or following a bona fide period of non-employment, as an inducement material to the individual’s entering into employment with the Company within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. In addition, notwithstanding any other provision of the Plan to the contrary, all such Inducement Awards must be granted either by a majority of the Company’s independent directors or an independent compensation committee.

5. Participation and Awards

5.1 Designation of Participants. All Eligible Persons are eligible to be designated by the Committee to receive Awards and become Participants under the Plan; provided that Inducement Awards may be granted only to Eligible Persons, as provided in Section 4.4. Except as may be limited with respect to Inducement Awards described in Section 4.4 above, the Committee has the authority, in its discretion, to determine and designate from time to time those Eligible Persons who are to be granted Awards, the types of Awards to be granted and the number of shares of Common Stock or units subject to Awards granted under the Plan. In selecting Eligible Persons to be Participants and in determining the type and amount of Awards to be granted under the Plan, the Committee shall consider any and all factors that it deems relevant or appropriate.

5.2 Determination of Awards. The Committee shall determine the terms and conditions of all Awards granted to Participants in accordance with its authority under Section 3.2 hereof. An Award may consist of one type of right or benefit hereunder or of two or more such rights or benefits granted in tandem or in the alternative. To the extent deemed appropriate by the Committee, an Award shall be evidenced by an Award Agreement as described in Section 16.1 hereof.

6. Stock Options

6.1 Grant of Stock Option. Subject to Section 4.4 above relating to Inducement Awards, a Stock Option may be granted to any Eligible Person selected by the Committee. Subject to the provisions of Section 6.6 hereof and Section 422 of the Code, each Stock Option shall be designated, in the discretion of the Committee, as an Incentive Stock Option or as a Nonqualified Stock Option.

6.2 Exercise Price. The exercise price per share of a Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2, provided that the Committee may in its discretion specify for any Stock Option an exercise price per share that is higher than the Fair Market Value on the Date of Grant. The Exercise Price of any Stock Option granted upon the effectiveness of an initial public offering of the Common Stock shall be the opening offering price per share of the Common Stock in connection with such initial public offering.

6.3 Vesting of Stock Options. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Option or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Option may be based on the continued Service of the Participant with the Company or a Subsidiary for a specified time period (or periods) and/or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Option at any time. The Committee in its sole discretion may allow a Participant to exercise unvested Nonqualified Stock Options, in which case the shares of Common Stock then issued shall be Restricted Stock having analogous vesting restrictions to the unvested Nonqualified Stock Options.

6.4 Term of Stock Options. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Option may be exercised, provided that the maximum term of a Stock Option shall be ten (10) years from the Date of Grant. A Stock Option may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death, Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 6 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Option may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries. Notwithstanding the foregoing, unless an Award Agreement provides otherwise:

(a) If a Participant who holds a Stock Option incurs a termination of Service with the Company (including, if applicable, any of its Subsidiaries) by reason of his or her death, such Stock Option may, to the extent then exercisable, be exercised by such Participant’s estate or any person who acquires the right to exercise such Stock Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Participant’s death (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(b) If a Participant who holds a Stock Option incurs a termination of Service with the Company (including, if applicable, any of its Subsidiaries) by reason of his or her Disability, such Stock Option may, to the extent then exercisable, be exercised by the Participant or his or her personal representative at any time in accordance with its terms for up to one year after the date of such Participant’s termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one-year period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

(c) If a Participant who holds a Stock Option incurs a termination of Service with the Company (including, if applicable, any of its Subsidiaries) for any reason other than death, Disability or Cause, such Stock Option may, to the extent then exercisable, be exercised up until ninety (90) days following such termination of Service (but in no event after the earlier of the expiration of the term of such Stock Option or such time as the Stock Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Stock Option held by such Participant shall be exercisable and the Stock Option shall be deemed to be canceled, forfeited and of no further force or effect.

6.5 Stock Option Exercise. Subject to such terms and conditions as shall be specified in an Award Agreement, a Stock Option may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company, and payment of the aggregate exercise price by certified or bank check, or such other means as the Committee may accept. As set forth in an Award Agreement or otherwise determined by the Committee, in its sole discretion, at or after grant, payment in full or in part of the exercise price of an Option may be made: (i) in the form of shares of Common Stock that have been held by the Participant for such period as the Committee may deem appropriate for accounting purposes or otherwise, valued at the Fair Market Value of such shares on the date of exercise; (ii) by surrendering to the Company shares of Common Stock otherwise receivable on exercise of the Option; (iii) by a cashless exercise program implemented by the Committee in connection with the Plan; and/or (iv) by such other method as may be approved by the Committee and set forth in an Award Agreement. Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment of the exercise price and satisfaction of any applicable tax withholding pursuant to Section 17.5, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount based upon the number of shares of Common Stock purchased under the Option. Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or shares of Common Stock, as applicable.

6.6 Additional Rules for Incentive Stock Options.

(a) Eligibility. An Incentive Stock Option may only be granted to an Eligible Person who is considered an employee under Treasury Regulation §1.421-7(h) of the Company or any Subsidiary. No Inducement Awards may be treated as Incentive Stock Options.

(b) Annual Limits. No Incentive Stock Option shall be granted to an Eligible Person as a result of which the aggregate Fair Market Value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time in any calendar year under the Plan and any other stock option plans of the Company or any Subsidiary would exceed $100,000, determined in accordance with Section 422(d) of the Code. This limitation shall be applied by taking Incentive Stock Options into account in the order in which granted.

(c) Ten Percent Stockholders. If a Stock Option granted under the Plan is intended to be an Incentive Stock Option, and if the Participant, at the time of grant, owns stock possessing ten percent or more of the total combined voting power of all classes of Common Stock of the Company or any Subsidiary, then (A) the Stock Option exercise price per share shall in no event be less than 110% of the Fair Market Value of the Common Stock on the date of such grant and (B) such Stock Option shall not be exercisable after the expiration of five (5) years following the date such Stock Option is granted.

(d) Termination of Employment. An Award of an Incentive Stock Option shall provide that such Stock Option may be exercised not later than three (3) months following termination of employment of the Participant with the Company and all Subsidiaries, or not later than one (1) year following death or a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code.

(e) Disqualifying Dispositions. If shares of Common Stock acquired by exercise of an Incentive Stock Option are disposed of within two (2) years following the Date of Grant or one (1) year following the transfer of such shares to the Participant upon exercise, the Participant shall, promptly following such disposition, notify the Company in writing of the date and terms of such disposition and provide such other information regarding the disposition as the Company may reasonably require.

7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights. Subject to Section 4.4 above relating to Inducement Awards, a Stock Appreciation Right may be granted to any Eligible Person selected by the Committee. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic payment of the right upon a specified date or event.

7.2 Base Price. The base price of a Stock Appreciation Right shall be determined by the Committee in its sole discretion; provided, however, that the base price for any grant of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of a share of Common Stock on the Date of Grant, subject to adjustments as provided for under Section 4.2.

7.3 Vesting Stock Appreciation Rights. The Committee shall in its discretion prescribe the time or times at which, or the conditions upon which, a Stock Appreciation Right or portion thereof shall become vested and/or exercisable. The requirements for vesting and exercisability of a Stock Appreciation Right may be based on the continued Service of a Participant with the Company or a Subsidiary for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting or exercisability of any Stock Appreciation Right at any time.

7.4 Term of Stock Appreciation Rights. The Committee shall in its discretion prescribe in an Award Agreement the period during which a vested Stock Appreciation Right may be exercised, provided that the maximum term of a Stock Appreciation Right shall be ten (10) years from the Date of Grant. A Stock Appreciation Right may be earlier terminated as specified by the Committee and set forth in an Award Agreement upon or following the termination of a Participant’s Service with the Company or any Subsidiary, including by reason of voluntary resignation, death,

Disability, termination for Cause or any other reason. Except as otherwise provided in this Section 7 or in an Award Agreement as such agreement may be amended from time to time upon authorization of the Committee, no Stock Appreciation Right may be exercised at any time during the term thereof unless the Participant is then in the Service of the Company or one of its Subsidiaries.

7.5 Payment of Stock Appreciation Rights. Subject to such terms and conditions as shall be specified in an Award Agreement, a vested Stock Appreciation Right may be exercised in whole or in part at any time during the term thereof by notice in the form required by the Company and payment of any exercise price. Upon the exercise of a Stock Appreciation Right and payment of any applicable exercise price, a Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right over the base price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Payment of the amount determined under the immediately preceding sentence may be made, as approved by the Committee and set forth in the Award Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements set forth in Section 17.5. If Stock Appreciation Rights are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

8. Restricted Stock Awards

8.1 Grant of Restricted Stock Awards. Subject to Section 4.4 above relating to Inducement Awards, a Restricted Stock Award may be granted to any Eligible Person selected by the Committee. The Committee may require the payment by the Participant of a specified purchase price in connection with any Restricted Stock Award. The Committee may provide in an Award Agreement for the payment of dividends and distributions to the Participant at such times as paid to stockholders generally or at the times of vesting or other payment of the Restricted Stock Award. If any dividends or distributions are paid in stock while a Restricted Stock Award is subject to restrictions under Section 8.3 of the Plan or Code Section 162(m), the dividends or other distributions shares shall be subject to the same restrictions on transferability as the shares of Common Stock to which they were paid unless otherwise set forth in the Award Agreement. The Committee may also subject the grant of any Restricted Stock Award to the execution of a voting agreement with the Company or with any Affiliate of the Company.

8.2 Vesting Requirements. The restrictions imposed on shares of Common Stock granted under a Restricted Stock Award shall lapse in accordance with the vesting requirements specified by the Committee in the Award Agreement. Upon vesting of a Restricted Stock Award, such Award shall be subject to the tax withholding requirement set forth in Section 17.5. The requirements for vesting of a Restricted Stock Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Restricted Stock Award at any time. If the vesting requirements of a Restricted Stock Award shall not be satisfied, the Award shall be forfeited and the shares of Common Stock subject to the Award shall be returned to the Company. In the event that the Participant paid any purchase price with respect to such forfeited shares, unless otherwise provided by the Committee in an Award Agreement, the Company will refund to the Participant the lesser of (i) such purchase price and (ii) the Fair Market Value of such shares on the date of forfeiture.

8.3 Restrictions. Shares granted under any Restricted Stock Award may not be transferred, assigned or subject to any encumbrance, pledge, or charge until all applicable restrictions are removed or have expired, unless otherwise allowed by the Committee. The Committee may require in an Award Agreement that certificates representing the shares granted under a Restricted Stock Award bear a legend making appropriate reference to the restrictions imposed, and that certificates representing the shares granted or sold under a Restricted Stock Award will remain in the physical custody of an escrow holder until all restrictions are removed or have expired.

8.4 Rights as Stockholder. Subject to the foregoing provisions of this Section 8 and the applicable Award Agreement, the Participant to whom a Restricted Stock Award is made shall have all rights of a stockholder with respect to the shares granted to the Participant under the Restricted Stock Award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto, unless the Committee determines otherwise at the time the Restricted Stock Award is granted.

8.5 Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code with respect to a Restricted Stock Award, the Participant shall file, within 30 days following the Date of Grant, a copy of such election with the Company (directed to the Secretary thereof) and with the Internal Revenue Service, in accordance with the regulations under Section 83 of the Code. The Committee may provide in an Award Agreement that the Restricted Stock Award is conditioned upon the Participant’s making or refraining from making an election with respect to the Award under Section 83(b) of the Code.

9. Stock Unit Awards

9.1 Grant of Stock Unit Awards. Subject to Section 4.4 above relating to Inducement Awards, a Stock Unit Award may be granted to any Eligible Person selected by the Committee. The value of each stock unit under a Stock Unit Award is equal to the Fair Market Value of the Common Stock on the applicable date or time period of determination, as specified by the Committee. A Stock Unit Award shall be subject to such restrictions and conditions as the Committee shall determine. A Stock Unit Award may be granted together with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion. If any dividend equivalents are paid while a Stock Unit Award is subject to restrictions under Section 9 of the Plan or Code Section 162(m), the dividend equivalents shall be subject to the same restrictions on transferability as the Stock Units to which they were paid, unless otherwise set forth in the Award Agreement.

9.2 Vesting of Stock Unit Awards. On the Date of Grant, the Committee shall, in its discretion, determine any vesting requirements with respect to a Stock Unit Award, which shall be set forth in the Award Agreement. The requirements for vesting of a Stock Unit Award may be based on the continued Service of the Participant with the Company or its Subsidiaries for a specified time period (or periods) or on the attainment of a specified performance goal (or goals) established by the Committee in its discretion. The Committee may, in its discretion, accelerate the vesting of a Stock Unit Award at any time. A Stock Unit Award may also be granted on a fully vested basis, with a deferred payment date as may be determined by the Committee or elected by the Participant in accordance with rules established by the Committee.

9.3 Payment of Stock Unit Awards. A Stock Unit Award shall become payable to a Participant at the time or times determined by the Committee and set forth in the Award Agreement, which may be upon or following the vesting of the Award. Payment of a Stock Unit Award may be made, at the discretion of the Committee, in cash or in shares of Common Stock, or in a combination thereof as described in the Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Any cash payment of a Stock Unit Award shall be made based upon the Fair Market Value of the Common Stock, determined on such date or over such time period as determined by the Committee. Notwithstanding the foregoing, unless specified otherwise in the Award Agreement, any Stock Unit, whether settled in Common Stock or cash, shall be paid no later than two and one-half months after the later of the calendar year or fiscal year in which the Stock Units vest. If Stock Unit Awards are settled in shares of Common Stock, then as soon as practicable following the date of settlement, the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

10. Performance Shares

10.1 Grant of Performance Shares. Subject to Section 4.4 above relating to Inducement Awards, Performance Shares may be granted to any Eligible Person selected by the Committee. A Performance Share Award shall be subject to such restrictions and condition as the Committee shall specify. A Performance Share Award may be granted with a dividend equivalent right with respect to the shares of Common Stock subject to the Award, which may be accumulated and may be deemed reinvested in additional stock units, as determined by the Committee in its discretion.

10.2 Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the grant date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, shall determine the number of Performance Shares that shall be paid to a Participant.

10.3 Earning of Performance Shares. After the applicable time period has ended, the number of Performance Shares earned by the Participant over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Share Award.

10.4 Form and Timing of Payment of Performance Shares. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Shares in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Notwithstanding the foregoing, all Performance Shares shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Shares vest. Any shares of Common Stock paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Shares are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

11. Performance Units

11.1 Grant of Performance Units. Subject to Section 4.4 above relating to Inducement Awards, Performance Units may be granted to any Eligible Person selected by the Committee. A Performance Unit Award shall be subject to such restrictions and condition as the Committee shall specify in a Participant’s Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over a specified time period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable time period has ended, the number of Performance Units earned by the Participant, and the amount payable in cash, in shares or in a combination thereof, over such time period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee. The Committee may, in its discretion, waive any performance or vesting conditions relating to a Performance Unit Award

11.4 Form and Timing of Payment of Performance Units. The Committee shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in shares of Common Stock or in a combination thereof, as specified in a Participant’s Award Agreement, subject to applicable tax withholding requirements set forth in Section 17.5. Notwithstanding the foregoing, all Performance Units shall be paid no later than two and one-half months following the later of the calendar year or fiscal year in which such Performance Units vest. Any shares of Common Stock paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee. If Performance Units are settled in shares of Common Stock, then as soon as practicable following the date of settlement the Company shall deliver to the Participant evidence of book entry shares of Common Stock, or upon the Participant’s request, Common Stock certificates in an appropriate amount.

12. Incentive Bonus Awards

12.1 Incentive Bonus Awards. The Committee, at its discretion, may grant Incentive Bonus Awards to such Participants as it may designate from time to time. The terms of a Participant’s Incentive Bonus Award shall be set forth in the Participant’s Award Agreement. Each Award Agreement shall specify such general terms and conditions as the Committee shall determine.

12.2 Incentive Bonus Award Performance Criteria. The determination of Incentive Bonus Awards for a given year or years may be based upon the attainment of specified levels of Company or Subsidiary performance as measured by pre-established, objective performance criteria determined at the discretion of the Committee, including any or all of the Performance Measures set forth in Exhibit A hereto. The Committee shall (i) select those Participants who shall be eligible to receive an Incentive Bonus Award, (ii) determine the performance period, (iii) determine target levels of performance, and (iv) determine the level of Incentive Bonus Award to be paid to each selected Participant upon the achievement of each performance level. The Committee generally shall make the foregoing determinations prior to the commencement of services to which an Incentive Bonus Award relates (or for Incentive Bonus Awards intended to satisfy Code Section 162(m), within the permissible time period established for exemption under Code Section 162(m) and the regulations promulgated thereunder), to the extent applicable, and while the outcome of the performance goals and targets is uncertain.

12.3 Payment of Incentive Bonus Awards.

(a) Incentive Bonus Awards shall be paid in cash or Common Stock, as set forth in a Participant’s Award Agreement. Payments shall be made following a determination by the Committee that the performance targets were attained and shall be made within two and one-half months after the later of the end of the fiscal or calendar year in which the Incentive Award is no longer subject to a substantial risk of forfeiture.

(b) The amount of an Incentive Bonus Award to be paid upon the attainment of each targeted level of performance shall equal a percentage of a Participant’s base salary for the fiscal year, a fixed dollar amount, or such other formula, as determined by the Committee.

13. Other Cash-Based Awards and Other Stock-Based Awards

13.1 Other Cash-Based and Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual shares of Common Stock to a Participant, or payment in cash or otherwise of amounts based on the value of shares of Common Stock. In addition, the Committee, at any time and from time to time, may grant Cash-Based Awards to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

13.2 Value of Cash-Based Awards and Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of shares of Common Stock or units based on shares of Common Stock, as determined by the Committee, in its sole discretion. Each Other Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Other Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

13.3 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to Other Cash-Based Awards and Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

14. Code Section 162(m) Awards

14.1 Awards Granted Under Code Section 162(m). The Committee, at its discretion, may designate that a Restricted Stock, Stock Unit, Performance Shares, Performance Unit, Incentive Bonus, Other Stock Award or Other Cash Award shall be granted as a Code Section 162(m) Award. Such an Award must comply with the following additional requirements, which shall control over any other provision that pertains to such Award.

14.2 Performance Measures.

(a) Each Code Section 162(m) Award shall be based upon the attainment of specified levels of pre-established, objective Performance Measures that are intended to satisfy the performance based compensation exemption requirements of Code Section 162(m) and the regulations promulgated thereunder. Further, at the discretion of the Committee, an Award also may be subject to goals and restrictions in addition to the Performance Measures.

(b) “Performance Measures” means the measures of performance of the Company and its Subsidiaries used to determine a Participant’s entitlement to an Award under the Plan. Such performance measures shall have the same meanings as used in the Company’s financial statements, or, if such terms are not used in the Company’s financial statements, they shall have the meaning applied pursuant to generally accepted accounting principles, or as used generally in the Company’s industry. Performance Measures shall be calculated with respect to the Company and each Subsidiary consolidated therewith for financial reporting purposes or such division or other business unit as may be selected by the Committee. For purposes of the Plan, the Performance Measures shall be calculated in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee, prior to the accrual or payment of any Award under this Plan for the same performance period and excluding the effect (whether positive or negative) of any change in accounting standards or any extraordinary, unusual or nonrecurring item, as determined by the Committee, occurring after the establishment of the performance goals. Performance Measures shall be based on one or more of the criteria set forth in Exhibit A which is hereby incorporated by reference, as determined by the Committee.

(c) For each Code Section 162(m) Award, the Committee shall (i) select the Participant who shall be eligible to receive a Code Section 162(m) Award, (ii) determine the applicable performance period, (iii) determine the target levels of the Company or Subsidiary Performance Measures, and (iv) determine the number of shares of Common Stock or cash or other property (or combination thereof) subject to an Award to be paid to each selected Participant. The Committee shall make the foregoing determinations prior to the commencement of services to which an Award relates (or within the permissible time period established under Code Section 162(m)) and while the outcome of the performance goals and targets is uncertain.

14.3 Attainment of Code Section 162(m) Goals.

(a) After each performance period, the Committee shall certify in writing (which may include the written minutes for any meeting of the Committee): (i) if the Company has attained the performance targets, and (ii) the number of shares pursuant to the Award that are to become freely transferable, if applicable, or the cash or other property payable under the Award. The Committee shall have no discretion to waive all or part of the conditions, goals and restrictions applicable to the receipt of full or partial payment of an Award except in the case of a Change in Control of the Corporation or the death or Disability of a Participant.

(b) Notwithstanding the foregoing, the Committee may, in its discretion, reduce any Award based on such factors as may be determined by the Committee, including, without limitation, a determination by the Committee that such a reduction is appropriate in light of pay practices of competitors, or the performance of the Company, a Subsidiary or a Participant relative to the performance of competitors, or performance with respect to the Company’s strategic business goals.

14.4 Individual Participant Limitations. Subject to adjustment as provided in Section 4.2, no Participant in any one (1) fiscal year of the Company may be granted Stock Options, Stock Appreciation Rights, Restricted Stock, Stock Units, Performance Shares, Incentive Bonus Awards and Other Stock Based Awards that are denominated in shares of Common Stock with respect to more than 2,500,000 shares in the aggregate. The maximum dollar value payable to any Participant in any one (1) fiscal year of the Company with respect to Stock Units, Performance Units or Incentive Bonus Awards or Other Stock-Based Awards that may be settled in cash or other property (other than Common Stock) is $2,000,000. In addition, the aggregate grant date fair value of Awards, determined in accordance with the methodology employed by the Company to estimate the value of employee share-based awards for financial reporting purposes, granted to non-employee directors of the Company may not exceed $500,000 in any one (1) fiscal year of the Company, except that such limit shall be increased to $1,000,000 in the fiscal year of the Company that a non-employee director of the Company is initially appointed to the Board. If an Award is cancelled, the cancelled Award shall continue to be counted towards the applicable limitations.

15. Change in Control

15.1 Effect of Change in Control.

(a) The Committee may, at the time of the grant of an Award and as set forth in an Award Agreement, provide for the effect of a “Change in Control” on an Award. Such provisions may include any one or more of the following: (i) the acceleration or extension of time periods for purposes of exercising, vesting in, or realizing gain from any Award, (ii) the elimination or modification of performance or other conditions related to the payment or other rights under an Award, (iii) provision for the cash settlement of an Award for an equivalent cash value, as determined by the Committee, or (iv) such other modification or adjustment to an Award as the Committee deems appropriate to maintain and protect the rights and interests of Participants upon or following a Change in Control. To the extent necessary for compliance with Section 409A of the Code, an Award Agreement shall provide that an Award subject to the requirements of Section 409A that would otherwise become payable upon a Change in Control shall only become payable to the extent that the requirements for a “change in control” for purposes of Section 409A have been satisfied.

(b) Notwithstanding anything to the contrary set forth in the Plan, unless otherwise provided by an Award Agreement, upon or in anticipation of any Change in Control, the Committee may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control: (i) cause any or all outstanding Stock Options and Stock Appreciation Rights held by Participants affected by the Change in Control to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding Restricted Stock, Stock Units, Performance Shares, Performance Units, Incentive Bonus Award and any other Award held by Participants affected by the Change in Control to become non-forfeitable, in whole or in part; (iii) cancel any Stock Option or Stock Appreciation Right in exchange for a substitute option in a manner consistent with the requirements of Treasury Regulation. §1.424-1(a) (notwithstanding the fact that the original Stock Option may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option); (iv) cancel any Restricted Stock, Stock Units, Performance Shares or Performance Units held by a Participant in exchange for restricted stock or performance shares of or stock or performance units in respect of the capital stock of any successor corporation; (v) redeem any Restricted Stock held by a Participant affected by the Change in Control for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted share of Common Stock on the date of the Change in Control; (vi) cancel any Stock Option or Stock Appreciation Right held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares of Common Stock subject to that Stock Option or Stock Appreciation Right, multiplied by (B) the difference, if any, between the Fair Market Value per share of Common Stock on the date of the Change in Control and the exercise price of that Stock Option or Stock Appreciation Right; provided, that if the Fair Market Value per share of Common Stock on the date of the Change in Control does not exceed the exercise price of any such Stock Option or Stock Appreciation Right, the Committee may cancel that Stock Option or Stock Appreciation Right without any payment of consideration therefor; (vii) cancel any Stock Unit or Performance Unit held by a Participant affected by the Change in Control in exchange for cash and/or other substitute consideration with a value equal to the Fair Market Value per share of Common Stock on the date of the Change in Control (provided that such cancelation and exchange does not violate Section 409A of the Code); or (ix) make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate.

16. General Provisions

16.1 Award Agreement. To the extent deemed necessary by the Committee, an Award under the Plan shall be evidenced by an Award Agreement in a written or electronic form approved by the Committee setting forth the number of shares of Common Stock or units subject to the Award, the exercise price, base price, or purchase price of the Award, the time or times at which an Award will become vested, exercisable or payable and the term of the Award. The Award Agreement may also set forth the effect on an Award of termination of Service under certain circumstances. The Award Agreement shall be subject to and incorporate, by reference or otherwise, all of the applicable terms and conditions of the Plan, and may also set forth other terms and conditions applicable to the Award as determined by the Committee consistent with the limitations of the Plan. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code. The grant of an Award under the Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in the Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the Award Agreement.

16.2 Forfeiture Events/Representations. The Committee may specify in an Award Agreement at the time of the Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, termination of Service for Cause, violation of material Company policies, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company. The Committee may also specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any “clawback” policy adopted by the Company or as is otherwise required by applicable law or stock exchange listing condition.

16.3 No Assignment or Transfer; Beneficiaries.

(a) Awards under the Plan shall not be assignable or transferable by the Participant, except by will or by the laws of descent and distribution, and shall not be subject in any manner to assignment, alienation, pledge, encumbrance or charge. Notwithstanding the foregoing, the Committee may provide in an Award Agreement that the Participant shall have the right to designate a beneficiary or beneficiaries who shall be entitled to any rights, payments or other benefits specified under an Award following the Participant’s death. During the lifetime of a Participant, an Award shall be exercised only by such Participant or such Participant’s guardian or legal representative. In the event of a Participant’s death, an Award may, to the extent permitted by the Award Agreement, be exercised by the Participant’s beneficiary as designated by the Participant in the manner prescribed by the Committee or, in the absence of an authorized beneficiary designation, by the legatee of such Award under the Participant’s will or by the Participant’s estate in accordance with the Participant’s will or the laws of descent and distribution, in each case in the same manner and to the same extent that such Award was exercisable by the Participant on the date of the Participant’s death.

(b) Limited Transferability Rights. Notwithstanding anything else in this Section 16.3 to the contrary, the Committee may in its discretion provide in an Award Agreement that an Award in the form of a Nonqualified Stock Option, share-settled Stock Appreciation Right, Restricted Stock, Performance Share or share-settled Other Stock-Based Award may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

16.4 Rights as Stockholder. A Participant shall have no rights as a holder of shares of Common Stock with respect to any unissued securities covered by an Award until the date the Participant becomes the holder of record of such securities. Except as provided in Section 4.2 hereof, no adjustment or other provision shall be made for dividends or other stockholder rights, except to the extent that the Award Agreement provides for dividend payments or dividend equivalent rights.

16.5 Employment or Service. Nothing in the Plan, in the grant of any Award or in any Award Agreement shall confer upon any Eligible Person or Participant any right to continue in the Service of the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the employment or other service relationship of an Eligible Person or Participant for any reason at any time.

16.6 Fractional Shares. In the case of any fractional share or unit resulting from the grant, vesting, payment or crediting of dividends or dividend equivalents under an Award, the Committee shall have the discretionary authority to (i) disregard such fractional share or unit, (ii) round such fractional share or unit to the nearest lower or higher whole share or unit, or (iii) convert such fractional share or unit into a right to receive a cash payment.

16.7 Other Compensation and Benefit Plans. The amount of any compensation deemed to be received by a Participant pursuant to an Award shall not constitute includable compensation for purposes of determining the amount of benefits to which a Participant is entitled under any other compensation or benefit plan or program of the Company or any Subsidiary, including, without limitation, under any bonus, pension, profit-sharing, life insurance, salary continuation or severance benefits plan, except to the extent specifically provided by the terms of any such plan.

16.8 Plan Binding on Transferees. The Plan shall be binding upon the Company, its transferees and assigns, and the Participant, the Participant’s executor, administrator and permitted transferees and beneficiaries. In addition, all obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

16.9 Foreign Jurisdictions. The Committee may adopt, amend and terminate such arrangements and grant such Awards, not inconsistent with the intent of the Plan, as it may deem necessary or desirable to comply with any tax, securities, regulatory or other laws of other jurisdictions with respect to Awards that may be subject to such laws. The terms and conditions of such Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Moreover, the Board may approve such supplements to or amendments, restatements or alternative versions of the Plan, not inconsistent with the intent of the Plan, as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of the Plan as in effect for any other purpose.

16.10 Substitute Awards in Corporate Transactions. Nothing contained in the Plan shall be construed to limit the right of the Committee to grant Awards under the Plan in connection with the acquisition, whether by purchase, merger, consolidation or other corporate transaction, of the business or assets of any corporation or other entity. Without limiting the foregoing, the Committee may grant Awards under the Plan to an employee or director of another corporation who becomes an Eligible Person by reason of any such corporate transaction in substitution for awards previously granted by such corporation or entity to such person. The terms and conditions of the substitute Awards may vary from the terms and conditions that would otherwise be required by the Plan solely to the extent the Committee deems necessary for such purpose. Any shares of Common Stock subject to these substitute Awards shall not be counted against any of the maximum share limitations set forth in the Plan.

17. Legal Compliance

17.1 Securities Laws. No shares of Common Stock will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the shares of Common Stock may be listed, have been fully met. As a condition precedent to the issuance of shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action to meet such requirements. The Committee may impose such conditions on any shares of Common Stock issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, as amended, under the requirements of any exchange upon which such shares of the same class are then listed, and under any blue sky or other securities laws applicable to such shares. The Committee may also require the Participant to represent and warrant at the time of issuance or transfer that the shares of Common Stock are being acquired only for investment purposes and without any current intention to sell or distribute such shares. All Common Stock issued pursuant to the terms of this Plan shall constitute “restricted securities,” as that term is defined in Rule 144 promulgated pursuant to the Securities Act, and may not be transferred except in compliance herewith and with the registration requirements of the Securities Act or an exemption therefrom. Certificates representing Common Stock acquired pursuant to an Award may bear such legend as the Company may consider appropriate under the circumstances. If an Award is made to an Eligible Person who is subject to Chinese jurisdiction, and approval of the Award by China’s State Administration of Foreign Exchange is needed, the Award may be converted to cash or other equivalent amount if and to the extent that such approval is not obtained.

17.2 Incentive Arrangement. The Plan is designed to provide an on-going, pecuniary incentive for Participants to produce their best efforts to increase the value of the Company. The Plan is not intended to provide retirement income or to defer the receipt of payments hereunder to the termination of a Participant’s employment or beyond. The Plan is thus intended not to be a pension or welfare benefit plan that is subject to Employee Retirement Income Security Act of 1974 (“ERISA”), and shall be construed accordingly. All interpretations and determinations hereunder shall be made on a basis consistent with the Plan’s status as not an employee benefit plan subject to ERISA.

17.3 Unfunded Plan. The adoption of the Plan and any reservation of shares of Common Stock or cash amounts by the Company to discharge its obligations hereunder shall not be deemed to create a trust or other funded arrangement. Except upon the issuance of Common Stock pursuant to an Award, any rights of a Participant under the Plan shall be those of a general unsecured creditor of the Company, and neither a Participant nor the Participant’s permitted transferees or estate shall have any other interest in any assets of the Company by virtue of the Plan. Notwithstanding the foregoing, the Company shall have the right to implement or set aside funds in a grantor trust, subject to the claims of the Company’s creditors or otherwise, to discharge its obligations under the Plan.

17.4 Section 409A Compliance. To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on any Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, all or part of an Award payment to a Participant who is determined to constitute a “specified employee” within the meaning of Code Section 409A(a)(2)(B)(i) at the time of separation from service, shall be delayed (if then required) under Code Section 409A, and paid in an aggregated lump on the first business day after six (6) months have lapsed following the Participant’s separation from service, or the date of the Participant’s death, if earlier. Any remaining payments shall be paid on their regularly scheduled payment dates. For purposes of the Plan and any Agreements issued under the Plan, the phrases “separation from service,” “termination of employment” and “employment termination” shall be deemed to mean “separation from service” as defined by Code Section 409A and regulations thereunder.

17.5 Tax Withholding.

(a) The Company shall have the power and the right to deduct or withhold, or require a participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan, but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements. Notwithstanding the foregoing, if a minimum statutory amount of withholding does not apply under the laws of any foreign jurisdiction, the Company may withhold such amount for remittance to the applicable taxing authority of such jurisdiction as the Company determines in its discretion, uniformly applied, to be appropriate.

(b) A Participant may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock or have shares of stock withheld from the exercise, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The broker-assisted exercise procedure described in Section 6.5 may also be utilized to satisfy the withholding requirements related to the exercise of a Stock Option.

(c) Notwithstanding the foregoing, a Participant may not use shares of Common Stock to satisfy the withholding requirements to the extent that (i) there is a substantial likelihood that the use of such form of payment or the timing of such form of payment would subject the Participant to a substantial risk of liability under Section 16 of the Exchange Act; or (ii) such withholding would constitute a violation of the provisions of any law or regulation (including the Sarbanes-Oxley Act of 2002).

17.6 No Guarantee of Tax Consequences. Neither the Company, the Board, the Committee nor any other Person make any commitment or guarantee that any federal, state, local or foreign tax treatment will apply or be available to any Participant or any other person hereunder.

17.7 Severability. If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

17.8 Stock Certificates; Book Entry Form. Notwithstanding any provision of the Plan to the contrary, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, any obligation set forth in the Plan pertaining to the delivery or issuance of stock certificates evidencing shares of Common Stock may be satisfied by having issuance and/or ownership of such shares recorded on the books and records of the Company (or, as applicable, its transfer agent or stock plan administrator).

17.9 Governing Law. The Plan and all rights hereunder shall be subject to and interpreted in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of laws, and to applicable Federal securities laws.

18. Effective Date, Amendment and Termination

18.1 Effective Date. The effective date of the Plan shall be the later of (i) the date on which the Plan is approved by the requisite percentage of the holders of the Common Stock of the Company; provided, however, that Awards granted under the Plan subsequent to the approval of the Plan by the Board shall be valid if such stockholder approval occurs within one year of the date on which such Board approval occurs, provided that subsection (ii) hereof is satisfied, and (ii) the date of consummation of the initial public offering of the Company’s Common Stock.

18.2 Amendment; Termination. The Board may suspend or terminate the Plan (or any portion thereof) at any time and may amend the Plan at any time and from time to time in such respects as the Board may deem advisable or in the best interests of the Company or any Subsidiary; provided, however, that (a) no such amendment, suspension or termination shall materially and adversely affect the rights of any Participant under any outstanding Awards, without the consent of such Participant, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of shares of Common Stock available for issuance under the Plan, or (ii) changes the persons or class of persons eligible to receive Awards. The Plan will continue in effect until terminated in accordance with this Section 18.2; provided, however, that no Award will be granted hereunder on or after the 10th anniversary of the date of the Plan’s most recent amendment by the Board on May 15, 2015; but provided further, that Awards granted prior to such 10th anniversary may extend beyond that date.

INITIAL BOARD APPROVAL: 5/17/2013

INITIAL STOCKHOLDER APPROVAL: 5/22/2013

DATE OF CONSUMMATION OF IPO: 8/27/2013

DATE OF BOARD AMENDMENT: 5/15/2015

SUBJECT TO STOCKHOLDER APPROVAL ON: 7/9/2015

EXHIBIT A

PERFORMANCE MEASURES

Code Section 162(m) Awards shall be based on the attainment of objective performance goals that are established by the Committee and relate to one or more Performance Measures, in each case on specified date or over any period, up to 10 years, as determined by the Committee.

“Performance Measures” means the following business criteria (or any combination thereof) with respect to one or more of the Company, any Subsidiary or any division or operating unit thereof:

•	pre-tax income,

•	after-tax income,

•	net income (meaning net income as reflected in the Company’s financial reports for the applicable period, on an aggregate, diluted and/or per share basis, or economic net income),

•	operating income or profit,

•	cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital,

•	earnings per share (basic or diluted),

•	return on equity,

•	returns on sales or revenues,

•	return on invested capital or assets (gross or net),

•	cash, funds or earnings available for distribution,

•	appreciation in the fair market value of the Common Stock,

•	operating expenses,

•	implementation or completion of critical projects or processes,

•	return on investment,

•	total return to stockholders (meaning the aggregate Common Stock price appreciation and

•	dividends paid (assuming full reinvestment of dividends) during the applicable period),

•	net earnings growth,

•	stock appreciation (meaning an increase in the price or value of the Common Stock after the date of grant of an award and during the applicable period),

•	related return ratios,

•	increase in revenues,

•	the Company’s published ranking against its peer group of real estate investment trusts based on total stockholder return,

•	net earnings,

•	changes (or the absence of changes) in the per share or aggregate market price of the Company’s Common Stock,

•	number of securities sold,

•	earnings before or after any one or more of the following items: interest, taxes, depreciation or amortization, as reflected in the Company’s financial reports for the applicable period,

•	total revenue growth (meaning the increase in total revenues after the date of grant of an award and during the applicable period, as reflected in the Company’s financial reports for the applicable period),

•	economic value created,

•	operating margin or profit margin,

•	Share price or total shareholder return,

•	cost targets, reductions and savings, productivity and efficiencies,

•	strategic business criteria, consisting of one or more objectives based on meeting objectively determinable specified market penetration, geographic business expansion, investor satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons,

•	objectively determinable personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions, and

•	any combination of, or a specified increase or improvement in, any of the foregoing.

Where applicable, the Performance Measures may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee.

The Performance Measures may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur).

Except as otherwise expressly provided, all financial terms are used as defined under Generally Accepted Accounting Principles (“GAAP”) and all determinations shall be made in accordance with GAAP, as applied by the Company in the preparation of its periodic reports to stockholders.

To the extent permitted by Section 162(m) of the Code, unless the Committee provides otherwise at the time of establishing the performance goals, for each fiscal year of the Company, the Committee shall have the authority to make equitable adjustments to the Performance Measures in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or affiliate or the financial statements of the Company or any Subsidiary or affiliate and may provide for objectively determinable adjustments, as determined in accordance with GAAP, to any of the Performance Measures described above for one or more of the items of gain, loss, profit or expense: (A) determined to be extraordinary or unusual in nature or infrequent in occurrence, (B) related to the disposal of a segment of a business, (C) related to a change in accounting principle under GAAP or a change in applicable laws or regulations, (D) related to discontinued operations that do not qualify as a segment of a business under GAAP, and (E) attributable to the business operations of any entity acquired by the Company during the fiscal year.

ANNUAL MEETING OF SHAREHOLDERS OF

TOBIRA THERAPEUTICS, INC.

July 9, 2015

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/20073
Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

■ 20330300000000000000 3	070915

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: Eckard Weber, M.D. Jeffrey H. Cooper Gwen A. Melincoff		3. To approve amendments to, and the material terms of, our 2013 Equity Compensation Plan, including an increase in the number of shares reserved for issuance thereunder by 1,200,000 shares.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered
name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

■

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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TOBIRA THERAPEUTICS, INC.

Proxy for Annual Meeting of Shareholders on July 9, 2015

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Laurent Fischer, M.D. and Christopher Peetz, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of Tobira Therapeutics, Inc., to be held at 8:00 AM, PDT on 7/9/2015, the offices of Tobira Therapeutics, Inc. at 701 Gateway Blvd, Suite 300, South San Francisco, California 94080 and at any adjournments or postponements thereof, as follows:

This proxy, when properly executed will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

(Continued and to be signed on the reverse side.)

■ 1.1	14475 ■

ANNUAL MEETING OF SHAREHOLDERS OF

TOBIRA THERAPEUTICS, INC.

July 9, 2015

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - http://www.astproxyportal.com/ast/20073

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

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THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1. Election of Directors:				2. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.	☐	☐	☐
☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES	NOMINEES: Eckard Weber, M.D. Jeffrey H. Cooper Gwen A. Melincoff		3. To approve amendments to, and the material terms of, our 2013 Equity Compensation Plan, including an increase in the number of shares reserved for issuance thereunder by 1,200,000 shares.	☐	☐	☐
☐	FOR ALL EXCEPT (See instructions below)			NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2 and Proposal 3.
INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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